UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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UFP TECHNOLOGIES, INC.
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UFP TECHNOLOGIES, INC.

100 HALE STREET

NEWBURYPORT, MASSACHUSETTS 01950-3504 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

of

UFP TECHNOLOGIES, INC.

To Be Held on June 9, 2021

The Annual Meeting of Stockholders of UFP Technologies, Inc. (“we,” “us,” “our,” or the “Company”) will be held on June 9, 2021, at 10:00 a.m., Eastern Daylight Time. There will be no physical meeting location. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UFPT2021 and entering your 16-digit control number included in your proxy materials or on your proxy card. The Annual Meeting will be for the following purposes:

1.	To elect the five directors identified as standing for election in the accompanying proxy statement, each to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected;
2.	To vote on a non-binding advisory resolution to approve the compensation of our named executive officers;
3.	To amend and restate our 2003 Equity Incentive Plan to ratify the continued issuance of incentive stock options under the plan and conform the plan to certain changes in the U.S. Tax Code;
4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021; and
5.	To transact such other business as may properly come before the 2021 Annual Meeting of Stockholders, and at any adjournment or postponement thereof.

The Board of Directors has fixed April 12, 2021 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 3, 2021.

You are cordially invited to attend the virtual Annual Meeting.

By Order of the Board of Directors
Christopher P. Litterio Secretary

Newburyport, Massachusetts

April 27, 2021

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE VIRTUAL ANNUAL MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON JUNE 9, 2021: This Proxy Statement, our Annual Report for the fiscal year ended December 31, 2020 and the Proxy Card are available at our website, www.ufpt.com/investors/filings.html.

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UFP TECHNOLOGIES, INC.

100 HALE STREET NEWBURYPORT, MASSACHUSETTS 01950-3504 USA

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2021

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of UFP Technologies, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”) with its principal executive offices at 100 Hale Street, Newburyport, MA 01950-3504, for use at the Annual Meeting of Stockholders to be held on June 9, 2021, and at any adjournment or postponement thereof (the “Meeting”). The enclosed proxy relating to the Meeting is solicited on behalf of our Board of Directors and the cost of such solicitation will be borne by us. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 3, 2021. Certain of our officers and regular employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

Only stockholders of record at the close of business on April 12, 2021 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,524,479 shares of our Common Stock, $0.01 par value (the “Common Stock”). Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

Due to the coronavirus (COVID-19) pandemic and out of an abundance of caution to support the health and well-being of our employees, stockholders, and communities, the Meeting will be held as a virtual meeting only, via a live audio webcast. There will be no physical meeting location. You will be able to attend the meeting online and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/UFPT2021 and entering your 16-digit control number included in your proxy materials or on your proxy card. Even though the Meeting is being held virtually, stockholders will have the ability to participate in, hear others, and ask questions during the Meeting.

The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on June 9, 2021. Online check-in will begin promptly at 9:45 a.m. Eastern Daylight Time on that date, and you should allow ample time for the online check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/UFPT2021.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our 2020 Annual Meeting of Stockholders, we amended our certificate of incorporation to eliminate our classified Board of Directors. Accordingly, all of our directors who are not designated as Class II directors are standing for election at the Meeting. These five directors are to be elected to serve until the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Effective as of and at the 2022 Annual Meeting of Stockholders, all directors or nominees will stand for election for one-year terms.

Each nominee has indicated his or her willingness to serve, if elected. It is the intention of the persons named as proxies to vote for the election of the nominees. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. We have no reason to believe that any of the nominees will be unable to serve if elected. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

The following table sets forth certain information with respect to each of our current directors and nominees for director. When used below, positions held with us include positions held with our predecessors and subsidiaries:

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					Board Committees
Name	Age	Position	Director Since	Year Term Expires/ Will Expire If Elected, Class	Audit Committee	Compensation Committee	Nominating Committee
R. Jeffrey Bailly	59	President, Chief Executive Officer and Chairman of the Board of Directors	1995	2022
Thomas Oberdorf	63	Director	2004	2022, Class II	X		X
Marc Kozin†	59	Director	2006	2022		X	X (Chair)
Robert W. Pierce, Jr.	67	Director	2008	2022	X		X
Lucia Luce Quinn	67	Director	2013	2022, Class II		X (Chair)	X
Daniel C. Croteau	55	Director	2015	2022		X	X
Cynthia L. Feldmann	68	Director	2017	2022	X (Chair)		X

†	Lead Independent Director

Mr. Bailly has served as our Chairman since October 2006 and as Chief Executive Officer, President, and a director since January 1, 1995. He joined the Company in 1988 and served as a Division Manager (1989-1992), General Manager Northeast Operations (1992-1994), and as our Vice President of Operations (1994-1995). From 1984 through 1988, Mr. Bailly, a former certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a member of Young Presidents’ Organization (YPO Gold). As a result of these and other professional experiences, Mr. Bailly possesses particular knowledge and experience in operations, accounting, finance, mergers and acquisitions, and executive leadership within a manufacturing environment that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Oberdorf has served as one of our directors since 2004. Mr. Oberdorf is a Class II director, not standing for election at the Meeting. Presently Mr. Oberdorf is Chief Executive Officer and Chairman of SIRVA, Inc. a leading global provider of moving and relocation services to corporations, consumers and governments. From August 2010 through March 2011, Mr. Oberdorf consulted for Orchard Brands, a multi-channel marketer of men’s and women’s apparel for the 55+ market segment. From December 2008 through August 2010, Mr. Oberdorf was Executive Vice President and Chief Financial Officer of infoGROUP, Inc., which provides business and consumer databases for sales leads and mailing lists, database marketing services, data processing services, e-mail marketing, market research, and sales and marketing solutions. From June 2006 through 2008, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of Getty Images Inc., the world’s leading creator and distributor of still imagery, footage and multi-media products, as well as a recognized provider of other forms of premium digital content, including music. From March 2002 through June 2006, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and ecommerce solutions company, where he served as a consultant from November 2001 through February 2002. From February 1999 through October 2001, Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG’s subsidiary, BeMusic Direct, a direct-to-consumer music sales company. From January 1981 through January 1999, Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment—Finance. As a result of these and other professional experiences, Mr. Oberdorf possesses particular knowledge and experience in manufacturing and accounting, finance, capital markets, and public company experience that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Kozin has served as a one of our directors since 2006. Mr. Kozin served as President of L.E.K. Consulting from 1997 through 2011 and as a senior Advisor from 2011 through 2018. In January 2021, Mr. Kozin joined the board of Isleworth Healthcare Acquisition Corporation (Nasdaq: ISLE), a blank check company organized to effect mergers and acquisitions with businesses in the healthcare industry. In December 2020, Mr. Kozin joined the Board of Vascular Biogenics (Nasdaq: VBLT), a late stage oncology company, as Vice Chairman. In January 2019, Mr. Kozin joined the board of Dicerna Pharmaceuticals (Nasdaq: DNRA), a leading developer of investigational ribonucleic acid interference (RNAi) therapeutics. In 2012, Mr. Kozin joined the board of Endocyte (Nasdaq: ECYT), a small molecule targeted therapeutic company that has since been sold to Novartis. In January 2014, Mr. Kozin joined the board of OvaScience, Inc. (Nasdaq: OVAS), a life sciences company focused on new fertility treatments that has since merged with Millendo Therapeutics. In January 2013, Mr. Kozin joined the Strategic Advisory Board of Healthcare Royalty Partners where he is Chairperson. Previously, Mr. Kozin served on the boards of directors of Dyax (sold to Shire), Frequency Therapeutics, Flex Pharma, Crunchtime! Information Systems, Medical Simulation Corporation, Brandwise, Lynx Therapeutics, Inc. and Assurance Medical, Inc. As a result of these and other professional experiences, Mr. Kozin possesses particular knowledge and experience in strategic planning and leadership consulting of complex organizations that strengthen the Board’s collective qualifications, skills, and experience.

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Mr. Pierce has served as one of our directors since June 2008. Mr. Pierce serves as Chief Executive Officer, Chairman, and Co-Owner of Pierce Aluminum Companies, Inc. Pierce Aluminum supplies aluminum raw stock and finished goods to the marine, aerospace, medical, transportation, and defense industries. Over the last 40 years, Mr. Pierce has overseen the growth of the company from a small operating warehouse in Canton, Massachusetts, to a state of the art 150,000 square foot production facility and distribution center in Franklin, Massachusetts and eleven regional warehouses across the country. Mr. Pierce has served on the boards of directors of McLean Hospital since 2010, Crohn’s and Colitis Foundation of America—New England Chapter since 2010, Mass General Hospital for Children Business Advisory Board since 2000, and Overseers Marine Biological Laboratory Woods Hole, Massachusetts since 2009. Mr. Pierce is a past board member of the National Association of Aluminum Distributors. As a result of these and other professional experiences, Mr. Pierce possesses particular knowledge and experience in manufacturing and design, innovation, engineering, sales and marketing, organizational growth and executive leadership within a manufacturing environment that strengthen the Board’s collective qualifications, skills, and experience.

Ms. Quinn has served as one of our directors since December 2013. Ms. Quinn is a Class II director, not standing for election at the Meeting. Effective as of December 31, 2020, Ms. Quinn retired from her position as Chief People Officer and Head of Corporate Communications of Genuity Science (formerly WuXi NextCODE), a leading contract genomics and data-sourcing, analytics and insights organization providing global biopharma partners with services such as population-scale, disease-specific data sourcing, high quality sequencing, robust analysis software tools for mining massive datasets and statistical analysis, AI and quantum computing. Ms. Quinn continues work with Genuity Science as a consultant to its Board of Directors. In October 2016, Ms. Quinn accepted the position of Strategic Advisor at Shepley Bulfinch, a national architecture firm. Previously, Ms. Quinn served as Chief People Officer of Forrester Research, Inc. (Nasdaq: FORR), a $340 million global research and advisory firm from June 2013 until 2018. From June 2012 through May 2013, Ms. Quinn consulted with Truepoint Partners, a strategic planning and organization development consulting firm. From June 2010 through April 2012, Ms. Quinn was Senior Vice President, Global Human Resources and Corporate Affairs for Convatec, Inc., a $1.6 billion medical device and products company. From March 2005 through September 2009 Ms. Quinn was Executive Vice President, Global Human Resources at Boston Scientific (NYSE: BSX), an $8 billion medical solutions provider. Prior to that, Ms. Quinn served in various leadership and operations capacities at Quest Diagnostics, Allied Signal/Honeywell, Digital Equipment Corp. and Westinghouse Electric Corp. Ms. Quinn also served as a trustee of Simmons College from 1996 to 2011, including chairing the Technology and Executive Compensation committees and serving as Chair of the Board of Trustees for five years. Ms. Quinn possesses particular knowledge and experience in human resources, strategic planning and leadership consulting for complex organizations that strengthen the Board’s collective qualifications, skills, and experience.

Mr. Croteau has served as one of our directors since December 2015. Presently Mr. Croteau is the CEO of Corza Medical, a private equity-backed company that specializes in high performance wound closure products, biosurgical products and surgical knives. Mr. Croteau's prior company, Surgical Specialties Corporation, was acquired in January 2021 and was simultaneously combined with the Tachosil Business from Takeda Pharmaceuticals to form Corza Medical. Corza Medical has a global sales and marketing organization and operates manufacturing facilities in the United States, China, England, Germany, and Mexico. Mr. Croteau was the Chief Executive Officer of Vention Medical from January 2011 until March 2017, when he resigned in connection with the acquisition of Vention Medical by Nordson Corporation and the divestiture of the Vention Device Manufacturing Services business unit to MedPlast Inc. Vention Medical provides component manufacturing, assembly and design services for disposable medical devices, with fourteen facilities across the United States, Central America, Ireland and Israel. Prior to assuming his role with Vention Medical, Mr. Croteau was President of FlexMedical from July 2005 through December 2010. FlexMedical is the medical division of Flex (Nasdaq: FLEX), which provides manufacturing and supply chain services for disposable medical devices, medical equipment, and drug delivery devices. From July 2004 to June 2005, Mr. Croteau served as the Executive Vice President and General Manager of Orthopedics for Accellent (renamed Lake Region Medical in 2014 and now a division of Integer), a manufacturer of specialty components and finished medical devices used in orthopedic, cardiology, and surgical devices. From August 1999 to June 2004, Mr. Croteau served as an executive at MedSource Technologies, which was merged in June 2004 with UTI Corporation to form Accellent. As Senior Vice President at MedSource Technologies, Mr. Croteau was responsible for sales, marketing, strategy and acquisitions. Prior to entering the medical device industry in 1999, Mr. Croteau spent the majority of his career in various roles at General Electric, and working as a consultant for Booz & Company in Sydney, Australia. Mr. Croteau has a Bachelor of Science degree in mechanical engineering from the University of Vermont and a Master of Business Administration from Harvard Business School. Since May 2019, Mr. Croteau has served on the board of directors of Resonetics, a privately held laser manufacturing services company providing micro components to global medical device companies. From October 2014 to March 2018 and from July 2020 to present, Mr. Croteau also served as a member of the board of directors of Inventus Power, a privately held, global manufacturer of custom battery packs, chargers and portable power supply systems. As a result of these and other professional experiences, Mr. Croteau possesses knowledge and experience in manufacturing and design, particularly in the medical device industry, that strengthen the Board’s collective qualifications, skills and experience.

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Ms. Feldmann has served as one of our directors since June 2017. In September 2020, Ms. Feldman joined the board of Frequency Therapeutics, Inc. (Nasdaq: FREQ), a clinical-stage biotechnology company focused on harnessing the body’s innate biology to repair or reverse damage caused by a broad range of degenerative diseases. She is a member of the Audit Committee. Since 2005, Ms. Feldmann has served on the board of directors of STERIS PLC (NYSE: STE), an NYSE-listed $3.0 billion provider of infection prevention, decontamination, and health science technologies, products and services, with a market cap of $16 billion. She is a member of STERIS’ Nominating & Governance Committee and Compliance Committee and previously chaired and was a member of the Audit Committee. Ms. Feldmann also served from 2003 to January 1, 2018 on the board of directors of Hanger Inc. (NYSE: HNGR), a $1.0 billion provider of orthotic and prosthetic services and products, and the largest orthotic and prosthetic managed care network in the U.S., with a market cap of $900 million. Ms. Feldmann served on the Audit Committee, including as Chair of the Audit Committee, the Compensation Committee and the Quality and Technology Committee of Hanger. Ms. Feldmann currently serves on the board of directors and is the chair of the Finance Committee of Falmouth Academy, an academically rigorous, co-ed college preparatory day school for grades 7 to 12. Ms. Feldmann previously served as a director (and chair of the Audit Committee and as a member of the Nominating and Governance, Compensation, and Quality and Technology Committees) of Heartware International, Inc., a Nasdaq-listed medical device company, from 2012 until its acquisition by Medtronic in August 2016. From 2012 to 2013, Ms. Feldmann served on the board of and chaired the Audit and Compliance Committees of Atrius Health, a non-profit organization comprised of six leading Boston area physician groups representing more than 1,000 physicians serving nearly 1 million adult and pediatric patients. Ms. Feldmann was also a member of the board and served as Chair of the Audit Committee of Hayes Lemmerz International Inc., a worldwide producer of aluminum and steel wheels for passenger cars, trucks and trailers and a supplier of brakes and powertrain components from 2006 to 2009. She was the President and Founder of Jetty Lane Associates, a consulting firm, from 2005 until 2012. Previously, Ms. Feldmann served as Business Development Officer at Palmer & Dodge LLP, a Boston based law firm, with a specialty in serving life sciences companies. From 1994 to 2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of the Life Sciences practice for Coopers & Lybrand (now PricewaterhouseCoopers LLP) from 1989 to 1994, among other leadership positions she held during her 19-year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board's Executive Committee during her tenure from 1997 to 2001. Ms. Feldmann is a retired CPA and holds a Masters Professional Director Certification from the American College of Corporate Directors. As a result of these and other professional experiences, Ms. Feldmann possesses particular knowledge and experience in accounting, finance, and capital markets, and public company experience particularly in the medical device industry, that strengthen the Board’s collective qualifications, skills and experience.

Vote Required

Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. Votes withheld and broker non-votes will not have any effect on this proposal. Accordingly, the nominees receiving the highest number of “for” votes at the Meeting will be elected as directors. Proxies solicited by the Board will be voted “for” the nominees listed above unless a stockholder has indicated otherwise in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE AS STANDING FOR ELECTION AT THE MEETING, TO SERVE UNTIL THE ANNUAL MEETING OF OUR STOCKHOLDERS IN 2022, AS DESCRIBED ABOVE.

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EXECUTIVE OFFICERS

The names of our current executive officers, who are not also members of our Board of Directors, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Ronald J. Lataille	59	Senior Vice President, Treasurer, and Chief Financial Officer
Mitchell C. Rock	53	Senior Vice President and General Manager of Medical
Christopher P. Litterio	58	General Counsel, Secretary, and Senior Vice President of Human Resources
Daniel J. Shaw, Jr.	60	Vice President of Research and Development

Mr. Lataille joined the Company in November 1997 as our Chief Financial Officer. Prior to joining us, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc., from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. From 1984 to 1991, Mr. Lataille, a former certified public accountant, was employed by Coopers & Lybrand.

Mr. Rock initially joined the Company in 1991 and served as Director, Sales and Marketing of our Moulded Fibre division (now “Molded Fiber”). From May 1999 through October 2000, Mr. Rock served as Vice President Sales and Business Development of Esprocket, an internet start-up company. Mr. Rock rejoined us in April 2001 as Vice President, Sales and Marketing of our Moulded Fibre division and served as our Vice President of Sales and Marketing from May 2002 to June 2014. Since June 2014, Mr. Rock has served as our Senior Vice President of Sales and Marketing. Since January1, 2020 Mr. Rock also serves as General Manager, Medical. Since 2016, Mr. Rock has also served on the board of directors of Outlook Amusements, Inc., an entertainment company specializing in advice-based products and services.

Mr. Litterio joined the Company in November 2017 as our first General Counsel and Senior Vice President of Human Resources. From 1989 until 2017, Mr. Litterio was engaged in the private practice of law at Ruberto, Israel & Weiner, PC, a Boston-based law firm, where he focused on complex business litigation and employment law. From 2005 until 2017, he served as the firm’s managing partner, and from 2000 until 2005, he was the chair of the firm’s litigation department.

Mr. Shaw joined the Company in 1983 and served as a Corporate Industrial Engineer through September 1992. From October 1992 through September 1996 Mr. Shaw served as Manager of Product Development and from October 1996 through May 2000 as Director of Product Development. From June 2000 through May 2002 Mr. Shaw served as a Divisional Vice President of the Specialty Components Division and from May 2002 through June 2014 Mr. Shaw served as our corporate Vice President, Engineering. Since June 2014, Mr. Shaw has served as Vice President of Research and Development.

Executive officers are chosen by and serve at the discretion of our Board of Directors.

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CORPORATE GOVERNANCE

Meetings of the Board of Directors

Our Board of Directors held four meetings during 2020. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and each committee each such director served on during 2020. All our directors are encouraged to attend our Annual Meeting of Stockholders. All our directors were in attendance at our 2020 Annual Meeting.

Independence, Diversity, Leadership Structure and Board Committees

Independence

Our Common Stock is listed on the NASDAQ Stock Market LLC, or Nasdaq, and Nasdaq’s listing standards relating to director independence apply to us. The Board of Directors has determined that the following current directors are independent under applicable Nasdaq listing standards: Messrs. Croteau, Kozin, Oberdorf and Pierce, as well as Mses. Quinn and Feldmann. In making its independence determination with respect to Mr. Croteau, the Board of Directors determined that Mr. Croteau’s position as Chief Executive Officer of one of our customers, Corza Medical (formerly Surgical Specialties Corporation), also did not impair his independence.

Diversity

We strive to have the members of our Board of Directors possess a diverse set of skills and background so as to best provide guidance to the management team and oversight to the Company. While the Nominating Committee does not have a formal policy in this regard, the Nominating Committee views diversity broadly to include a diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Skills sought include financial, capital markets, manufacturing, engineering, executive leadership, sales and marketing, organizational growth, human resources and strategic planning. We believe our Board of Directors has a minimum of one director for each of these skills.

Leadership Structure

As noted above, our Board of Directors is currently comprised of seven directors, six of whom are independent under applicable standards.

Mr. Bailly has served as Chief Executive Officer and member of the Board since January 1, 1995. He has served as Chairman of the Board since 2006.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. A single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts and provides us with clear leadership.

Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board also believes it is appropriate for the independent directors to elect one independent director to serve as a Lead Independent Director. In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to: (1) coordinate with the Chairman of the Board and Chief Executive Officer in establishing the agenda and topic items for Board meetings; (2) retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and (3) perform such other functions as the independent directors may designate from time to time. Mr. Kozin currently serves as the Lead Independent Director, a position he has held since January 2015.

Our overall leadership structure consists of a single individual serving as Chief Executive Officer and Chairman of the Board, with independent and experienced directors making up the majority of our Board and independent oversight provided by our Lead Independent Director.  We believe that this structure is beneficial to us and our stockholders.

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Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. The Board focuses on our general risk management strategy, the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

The Board of Directors has delegated to the Audit Committee oversight of certain aspects of our risk management process. Among its duties, the Audit Committee reviews with management (a) our policies with respect to risk assessment and risk management as well as our significant areas of financial risk exposure and (b) our system of disclosure controls and procedures and system of internal controls over financial reporting. Our Compensation Committee also considers and addresses risk as it performs its committee responsibilities. Both committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. Our Treasury, Finance, and Internal Audit functions serve as the primary monitoring and testing function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for the ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face, and our Board leadership structure supports this approach.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, and other persons performing similar functions. We also have in place a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. We require all of our directors, officers and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Ethics for Senior Financial Officers, as amended, is available at our website, www.ufpt.com/investors/governance.html as an attachment to our Code of Business Conduct and Ethics. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Nominating Committee

The Board of Directors has a Nominating Committee, which met on one occasion in 2020, and is currently composed of Messrs. Kozin, Oberdorf, Croteau and Pierce, as well as Mses. Quinn and Feldmann, each of whom is an independent director under applicable Nasdaq standards. Mr. Kozin serves as Chair. Director nominees are selected by the Nominating Committee. The Nominating Committee operates pursuant to a written charter (the “Nominating Committee Charter”) that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Nominating Committee Charter is available at our website, www.ufpt.com/investors/governance.html. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, skills, including financial literacy and experience in the context of the needs of the Board, and concern for the long-term interests of the stockholders. The Nominating Committee does not assign any particular weight or importance to any one of these factors but rather considers them as a whole. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for election as a director at the 2021 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” below.

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Compensation Committee

The Board of Directors has a Compensation Committee, which met on ten occasions in 2020, and is currently composed of Messrs. Kozin and Croteau and Ms. Quinn, each of whom is an independent director under applicable Nasdaq standards. Ms. Quinn serves as the Chair. The Compensation Committee operates pursuant to a written charter (the “Compensation Committee Charter”) that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at our website, www.ufpt.com/investors/governance.html. Under the provisions of the Compensation Committee Charter, the primary functions of the Compensation Committee include determining salaries and bonuses for our executive officers, individuals to whom stock options, and other equity-based awards are granted, and the terms upon which such grants and awards are made, adopting incentive plans, overseeing risks associated with our compensation policies and practices, evaluating the performance of our executive officers, reviewing with management compensation disclosures to be included in our filings with the Securities and Exchange Commission (“SEC”), and determining director compensation, benefits and overall compensation. The Compensation Committee has the sole discretion and express authority to retain and terminate any compensation consultant, including sole authority to approve the consultant’s fees and other retention terms.

For a further description of our determination of executive and director compensation, see “Executive Compensation” below.

Audit Committee

The Board of Directors has an Audit Committee, which met on eight occasions in 2020, and is currently composed of Ms. Feldmann and Messrs. Pierce and Oberdorf, each of whom meets the enhanced independence standards for audit committee members set forth in applicable SEC rules and Nasdaq listing standards. Ms. Feldmann serves as Chair. The Board of Directors had determined that each of Ms. Feldmann and Mr. Oberdorf qualifies as an “audit committee financial expert”, as defined by applicable SEC rules. The Audit Committee operates pursuant to a written charter (the “Audit Committee Charter”) that was adopted by the Board of Directors and that complies with currently applicable SEC rules and Nasdaq listing standards. The Audit Committee Charter is available at our website, www.ufpt.com/investors/governance.html. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the qualifications, independence, appointment, retention, compensation and performance of our registered public accounting firm. The Audit Committee is also responsible for the maintenance of “whistle-blowing” procedures, and the oversight of certain other compliance matters. See “Report of the Audit Committee” below.

Report of the Audit Committee

The Audit Committee has:

•	Reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2020;
•	Discussed with Grant Thornton, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•	Received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and discussed with Grant Thornton Grant Thornton’s independence; and
•	Based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
By the Audit Committee of the Board of Directors:
Cynthia L. Feldmann, Chair Thomas Oberdorf Robert W. Pierce, Jr.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 12, 2021, with respect to the beneficial ownership of our Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under “Executive Compensation” below, all executive officers and directors as a group, and each person known by us to be the beneficial owner of 5% or more of our Common Stock. This information is based upon information received from or on behalf of the named individuals. Unless otherwise indicated, (i) each person identified possesses sole voting and investment power with respect to the shares listed and (ii) the address for each person named below is: c/o UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts, 01950.

Name	Shares of Common Stock Beneficially Owned	Percentage of Class(1)
R. Jeffrey Bailly	426,675	5.67%
Daniel Croteau(2) (3)	17,296	*
Mitchell C. Rock	8,727	*
Ronald J. Lataille	68,061	*
Daniel J. Shaw	8,242	*
Thomas Oberdorf(2)(3)	71,028	*
Marc Kozin(2)(3)	32,638	*
Cynthia L. Feldmann(2)(3)	11,929	*
Robert W. Pierce, Jr.(2)(3)	81,026	1.07%
Lucia Luce Quinn(2)(3)	22,944	*
Christopher P. Litterio(2)	11,624	*

All executive officers and directors as a group (11 persons)(2)(3)(4)	760,190	9.98%

Renaissance Technologies LLC(5) 800 Third Avenue New York, NY 10022	518,875	6.90%
Blackrock, Inc (6) 55 East 52nd Street New York, NY 10055	452,806	6.02%
Thrivent Financial For Lutherans(7) 901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402	636,824	8.46%

*	Less than one percent
(1)	Based upon 7,524,479 shares of Common Stock outstanding as of April 12, 2021.
(2)	Includes shares issuable pursuant to stock options currently exercisable or exercisable within 60 days after April 12, 2021, as follows: 13,200 for Daniel Croteau, 21,471 for Thomas Oberdorf, 5,238 for Marc Kozin, 9,018 for Cynthia L. Feldmann, 18,118 for Robert W. Pierce, Jr., 17,468 for Lucia Luce Quinn, and 5,500 for Christopher P. Litterio.
(3)	Includes 796 shares issuable to each non-employee director within 60 days of April 12, 2021 pursuant to the vesting of stock unit awards.
(4)	Includes an aggregate of 94,789 shares that the executive officers and directors have the right to acquire within 60 days after April 12, 2021 pursuant to the exercise of options and the vesting of stock unit awards.
(5)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Renaissance Technologies LLC on February 11, 2021. As of December 31, 2020, Renaissance Technologies LLC had sole voting power over 514,873 shares, and sole dispositive power over 518,875 shares.
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(6)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G filed with the SEC by Blackrock, Inc. on February 1, 2021. As of December 31, 2020, Blackrock, Inc. had sole voting power over 446,479 shares, and sole dispositive power over 452,806 shares.
(7)	Shares of Common Stock beneficially owned and the information in this footnote are based solely upon information contained in a Schedule 13G/A filed with the SEC by Thrivent Financial For Lutherans on February 16, 2021. As of December 31, 2020, Thrivent Financial For Lutherans had sole voting power over 29,335 shares, shared voting power over 607,489 shares, sole dispositive power over 29,335 shares, and shared dipositive power over 607,489 shares.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction and Scope

This Compensation Discussion and Analysis (“CD&A”) is intended to provide a context for the disclosures contained in this Proxy Statement with respect to our “named executive officers.” Our named executive officers are determined in accordance with SEC rules. Under such rules, our named executive officers for fiscal 2020 were Messrs. R. Jeffrey Bailly, Ronald J. Lataille, Mitchell C. Rock, William David Smith, Christopher P. Litterio and Daniel J. Shaw, Jr. The 2020 compensation of our named executive officers is detailed in the tables that follow this section.

Our compensation programs are determined by the Compensation Committee of the Board of Directors, which has the ongoing responsibility for establishing, implementing, and monitoring our executive compensation programs. The Compensation Committee operates in accordance with the Compensation Committee Charter that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter is available at our website, www.ufpt.com/investors/governance.html.

Executive Summary

We are an innovative designer and custom manufacturer of components, subassemblies, products and packaging utilizing highly specialized foams, films, and plastics primarily for the medical market. We manufacture our products by converting raw materials using laminating, molding, radio frequency and impulse welding and fabricating manufacturing techniques. We are an important link in the medical device supply chain and a valued outsource partner to many of the top medical device manufacturers in the world. Our single-use and single-patient devices and components are used in a wide range of medical devices, disposable wound care products, infection prevention, minimally invasive surgery, wearables, orthopedic soft goods, and orthopedic implant packaging.

We are diversified by also providing highly engineered products and components to customers in the automotive, aerospace and defense, consumer, electronics and industrial markets. Typical applications of its products include military uniform and gear components, automotive interior trim, athletic padding, environmentally friendly protective packaging, air filtration, abrasive nail files, and protective cases and inserts.

Our industry is fragmented across numerous competing entities. Our ability to compete effectively depends to a large extent on our ability to identify, recruit, develop and retain key management personnel. We believe this requires a competitive compensation structure as compared to other companies of a similar size in the same or similar industries.

The compensation programs for our named executive officers are designed to align compensation objectives with our business strategies and to encourage our executives to focus on creating stockholder value. While it is critical that our compensation programs allow for the recruitment and retention of highly qualified executives, it is also important that these programs are variable in nature such that performance is a key factor in realizing value. Accordingly, our programs combine competitive base salaries with annual cash incentives and long-term equity incentives. Specifically, we structure our named executive officer compensation to include:

•	Competitive base salary;
•	Stock grant (Chief Executive Officer only);
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•	Performance-based cash incentive bonus;
•	Long-term incentives in the form of time-based and time- and performance-based restricted stock awards; and
•	Other common perquisites.

The compensation programs for the named executive officers provide equity incentives for a fixed dollar value with the number of shares being variable. The intent of this approach is to limit the amount of compensation variability resulting solely from fluctuations in our stock price while still providing variability in pay based upon the achievement of financial and individual objectives.

Stock Performance Graph

The following graph compares cumulative total stockholder return on our Common Stock since December 31, 2015 with the cumulative total return of the (1) NASDAQ Stock Market (US Companies), (2) SIC Code 3841 Surgical and Medical Instruments and Apparatus, (3) GICS 15103020 Paper Packaging and (4) our peer group, as determined by Radford, a national compensation consulting company engaged by our Compensation Committee in 2018 to perform a comprehensive comparative market study of the compensation programs offered to peer company executives and directors, as described in “Use of Compensation Consultants” below. This graph assumes the investment of $100 on December 31, 2015 in our Common Stock, and for comparison the companies that comprise each of (1) the NASDAQ Stock Market, (2) SIC Code 3841 Surgical and Medical Instruments and Apparatus, (3) GICS 15103020 Paper Packaging and (4) our peer group, as described above, and that all dividends were reinvested. Measurement points are the last trading day of each respective fiscal year.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100

December 2020

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Governance Developments

The Compensation Committee and/or the Board of Directors has taken the following steps to promote good corporate governance:

•	Expiration of Rights Plan—Through March, 2019, we had a stockholder rights plan designed to protect and enhance the value of our outstanding equity interests in the event of an unsolicited attempt to acquire us in a manner or on terms not approved by our Board of Directors and that would prevent stockholders from realizing the full value of their shares of our common stock. However, the rights may have had the effect of rendering more difficult or discouraging an acquisition; the rights may have caused substantial dilution to a person or group that attempted to acquire us on terms or in a manner not approved by our Board of Directors. On March 13, 2019, our Board of Directors voted not to replace the rights when they expired on March 19, 2019.
•	Declassification of our Board of Directors—In 2020, our Board of Directors and our stockholders approved an amendment to our Certificate of Incorporation to eliminate the classified structure of the Board of Directors and provide for the annual election of directors.
•	No Tax Gross-ups—We do not provide tax gross-ups to our named executive officers.
•	Anti-Hedging Policy—We established a policy prohibiting insider trading practices including the hedging of our stock by our employees, including our executive officers, and directors.
•	Anti-Pledging and Margin Account Policy—We established a policy prohibiting employees from holding our securities in a margin account or pledging our securities as collateral for a loan.
•	No Repricing of Stock Options—Our equity incentive plans prohibit the repricing of stock options or other equity awards without the consent of our stockholders.
•	Buyouts of Underwater Options—Our equity incentive plans prohibit us from buying out underwater stock options from our executive officers.
•	Stock Ownership Guidelines—We have adopted stock ownership guidelines for the named executive officers and independent directors that are described in more detail below.
•	Clawback Policy—We have adopted a clawback policy that is described in more detail below.
•	Independent Compensation Committee—Our Compensation Committee is comprised exclusively of independent directors.
•	Independent Consultants—The independent consultants who provided benchmarking data with respect to the named executive officers do not provide services to us other than at the direction of the Compensation Committee.

Philosophy and Objectives of our Compensation Programs

The primary objectives of our compensation programs are to:

•	Retain executive talent by offering compensation that is commensurate with pay at other companies of a similar size in similar industries, as adjusted for individual factors, and considering the complexity of our business;
•	Safeguard our interests and those of our stockholders;
•	Drive executive performance by having certain components of pay at risk and/or tied to our entity-wide and individual goal performance;
•	Be fair to employees, management and stockholders; and
•	Be well communicated and understood by program participants and stockholders.

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The Compensation Committee believes that the most effective compensation program is one that provides a reasonable level of fixed income through competitive base salaries, equity grants and retirement benefits as well as additional rewards for achieving performance targets. The Compensation Committee also believes that these rewards should be in the form of both cash and non-cash and have some component subject to time-based vesting as a retention measure. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include time-based and time- and performance-based restricted stock awards as a significant element of prospective executive compensation, so that the value of a portion of an executive’s compensation is dependent upon both continued, long-term employment and company-wide performance measures.

Our Decision-Making Process

The Role of the Compensation Committee—The Compensation Committee oversees the compensation and benefit programs for the named executive officers. The Compensation Committee is comprised solely of independent directors of the Board. The Compensation Committee works closely with management to examine the effectiveness of our executive compensation program. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee Charter, which is available at our website, www.ufpt.com/investors/governance.html.

The Role of Management—The Chief Executive Officer also makes recommendations to the Compensation Committee about the compensation of our other named executive officers. The Compensation Committee considers the Chief Executive Officer’s recommendations before making a final determination of the compensation programs for the named executive officers. The Chief Executive Officer and the other named executive officers may not be present during voting or deliberations on his or her compensation.

Use of Compensation Consultants—In 2018, the Compensation Committee engaged Radford, a national compensation consulting firm (“Radford”), to perform an updated comprehensive comparative market study of the compensation programs offered to peer company executives and directors. The Compensation Committee used this information to evaluate and adjust executive and director compensation for fiscal 2020 and plans to use this information thereafter, as well. The competitive assessment done by Radford included a survey of the following 15 companies:

• Accuray Inc. • Atrion Corporation • CECO Environmental • Cutera, Inc. • DMC Global, Inc.	• Graham Corporation • Harvard Bioscience, Inc. • Hurco Companies, Inc. • Lantheus Holdings, Inc. • Lydall, Inc.	• Meridian Bioscience, Inc. • OraSure Technologies, Inc. • RTI Surgical, Inc. • SeaSpine Holdings Corporation • Surmodics, Inc.

Principal Elements of the 2020 Compensation Program

There were five principal elements of compensation for the named executive officers during fiscal 2020:

•	Base salary;
•	Stock grant (Chief Executive Officer only);
•	Performance-based cash incentive bonus;
•	Long-term incentives in the form of time-based and time- and performance-based restricted stock awards; and
•	Other common perquisites.

Base Salary—The base salaries established by the Compensation Committee for our named executive officers for fiscal 2020 are set forth below.

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Named Executive Officer	Annual Base Salary ($)
R. Jeffrey Bailly	$600,000
Ronald J. Lataille	$360,000
Mitchell C. Rock	$345,000
William David Smith*	$310,000
Christopher P. Litterio	$285,000
Daniel J. Shaw, Jr.	$230,000

* Mr. Smith’s employment with us terminated during September 2020 and he was no longer one of our executive officers as of December 31, 2020. Mr. Smith is included in the proxy statement in accordance with Item 402(a)(3)(iv) of Regulation S-K. Mr. Smith has been omitted from the discussion of bonus payouts; long term incentives for 2020; estimated possible payouts of long-term incentive awards and outstanding equity awards at December 31, 2020 year end because he was ineligible for a 2020 bonus, his 2020 stock unit grants terminated without vesting and he held no outstanding equity awards at December 31, 2020.

Base salaries were reviewed by the Compensation Committee in light of the market competitive assessment done by Radford in 2018 and our philosophy of positioning executive compensation at or about the 50% percentile as compared to our peer group companies. Base salaries are reviewed by the Compensation Committee annually and, if appropriate, are adjusted. As detailed below under “Summary Compensation Table,” on February 22, 2021, the Compensation Committee approved increases to each of the above base salaries effective January 1, 2021.

Stock Grant— In accordance with the terms of his employment agreement, we annually grant to Mr. Bailly, our Chief Executive Officer, an award of Common Stock as a component of his overall compensation. The objective of this equity component is to greater align the Chief Executive Officer’s interests with those of our stockholders. The stock is typically issued to the Chief Executive Officer in the last two weeks of the fiscal year, assuming we continue to employ the Chief Executive Officer on that date. In 2020, consistent with the terms of his employment agreement, the Chief Executive Officer was granted shares valued at $400,000. See “Employment Contract” below.

Cash Incentive Bonus—In the beginning of each fiscal year, following approval by the Board of Directors of our strategic plan and budget, the Compensation Committee establishes, at its discretion, performance targets for the named executive officers’ cash incentive bonus. This performance-based cash bonus is based on the achievement of a combination of financial and individual objectives. Targeted payout levels were expressed as a percentage of base salary and established for each participant. An individual’s bonus components were determined by such individual’s title and/or role. Typically, the financial performance portion of the bonus fluctuates down and up based upon a degree by which our actual results fall short of or exceed the financial objective.

For 2020, the financial objectives, which were established by the Compensation Committee at its meeting on February 24, 2020, were based upon targeted Adjusted Operating Income of $26,100,000. Adjusted Operating Income is operating income as adjusted to disregard (i) non-recurring restructuring charges related to plant closings and consolidations and (ii) the impact of acquired or disposed of operations during the fiscal year ended December 31, 2020. Actual Adjusted Operating Income was $16,731,467 for 2020.

Individual bonus objectives for the named executive officers, other than Mr. Bailly, were designed to reward the achievement of goals related to, among other things, the following: regulatory compliance, achievement of sales targets from both new and base business, acquisition execution, improved employee engagement, research and development, safety and quality compliance, return on invested capital and investor relations. Individual bonus objectives for Mr. Bailly were designed to reward the achievement of goals related to acquisitions, reduced manufacturing costs, safety and quality compliance and return on invested capital.

Given the unprecedented and unforeseeable impact of the COVID-19 pandemic on the general economy, and on our operations and financial performance during the final three quarters of calendar year 2020, the Compensation Committee felt that it was necessary to use its discretion to consider a number of factors in establishing calendar year 2020 cash incentive bonus amounts, including the formulaic assessment of performance against the Adjusted Operating Income targets established during February 2020, the performance against our revised performance expectations as the COVID-19 pandemic continued through calendar year 2020, and a qualitative assessment of our and our management performance during the unprecedented challenges we faced during calendar year 2020. In order to provide linkage between cash incentive bonuses and the quality of our management’s performance throughout calendar year 2020, the Compensation Committee weighted individual performance for each of the named executive officer’s more heavily than performance against the formulaic Adjusted Operating Income targets. The Compensation Committee believes this analysis reflects management's strong performance in calendar year 2020 while taking into account the financial and operating impact of the COVID-19 pandemic on our shareholders and other stakeholders.

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For 2020, the following cash incentive bonuses were awarded by the Compensation Committee based upon our financial performance as well as the targeted payout levels and individual performance measures for each named executive officer:

R. Jeffrey Bailly—Mr. Bailly’s targeted payout level was 82% of base salary, or $490,000, with $285,000 tied to our financial performance and $205,000 tied to individual goals. The financial component of the incentive bonus for Mr. Bailly fluctuates by 10% of the amount by which the actual Adjusted Operating Income exceeds the targeted Adjusted Operating Income, with a maximum bonus of $700,000. To the extent that actual Adjusted Operating Income is less than 80% of targeted Adjusted Operating Income, the financial component of Mr. Bailly’s incentive bonus is zero. To the extent that actual Adjusted Operating Income equals or exceeds 80% of targeted Adjusted Operating Income but is less than targeted Adjusted Operating Income, the financial component of Mr. Bailly’s incentive bonus is determined as $142,500 (half of the targeted bonus) plus 2.73% of the amount by which actual Adjusted Operating Income exceeds 80% of targeted Adjusted Operating Income. Based upon our financial performance as well as an assessment of his performance for fiscal 2020, Mr. Bailly was awarded a total bonus amount of $299,500.

Ronald J. Lataille—Mr. Lataille’s targeted payout level was 40% of base salary, or $144,000. Based upon our financial performance as well as an assessment of his performance for fiscal 2020, Mr. Lataille was awarded a total bonus amount of $85,500.

Mitchell C. Rock—Mr. Rock’s targeted payout level was 40% of base salary, or $138,000. Based upon our financial performance as well as an assessment of his performance for fiscal 2020, Mr. Rock was awarded a total bonus amount of $81,300.

Christopher P. Litterio—Mr. Litterio’s targeted payout level was 40% of base salary, or $114,000. Based upon our financial performance as well as an assessment of his performance for fiscal 2020, Mr. Litterio was awarded a total bonus amount of $66,500.

Daniel J. Shaw, Jr.—Mr. Shaw’s targeted payout level was 40% of base salary, or $92,000. Based upon our financial performance as well as an assessment of his performance for fiscal 2020, Mr. Shaw was awarded a total bonus amount of $31,650.

Long-term Incentives—it is our philosophy and that of the Compensation Committee to provide executives with long-term incentives and, thus, align their financial interests with those of our stockholders. We maintain a stock unit award program for the named executive officers under the 2003 Incentive Plan. The stock unit awards represent a right to receive shares of our Common Stock in varying amounts based on our achievement of certain financial performance objectives and time-based vesting requirements. For 2020, the following stock unit awards were approved by our Compensation Committee for grant to our named executive officers:

	Threshold(1)(2)		Target Adjusted Operating Income of $26,010,000(1)(2)		Exceptional Adjusted Operating Income of $30,015,000(1)(2)
	Number of shares	Grant Date Value	Number of shares	Grant Date Value	Number of shares	Grant Date Value
R. Jeffrey Bailly	4,685	$233,370	4,684	$233,315	4,684	$233,315
Ronald J. Lataille	2,761	$137,500	1,380	$68,750	1,380	$68,750
Mitchell C. Rock	2,761	$137,500	1,380	$68,750	1,380	$68,750
Christopher P. Litterio	1,505	$75,000	753	$37,500	753	$37,500
Daniel J. Shaw, Jr.	753	$37,500	376	$18,750	376	$18,750

(1)	The “Threshold” stock unit awards are subject to time vesting only. The “Target” and “Exceptional” stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of our targeted Adjusted Operating Income for fiscal 2020 of $26,010,000. Based upon our achievement of $16,731,467 in actual Adjusted Operating Income for our 2020 fiscal year, the Compensation Committee determined that neither the Target goal nor the Exceptional goal were achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth next to his name in the “Threshold” column.
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(2)	One-third of these awards vest on March 1, 2022, one-third of these awards vest on March 1, 2023 and one-third of these awards vest on March 1, 2024, provided that we continuously employ the recipient through each such vesting date (except as set forth below) and the corresponding financial performance requirements are met. Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with us. With respect to Mr. Bailly, in the event of a cessation of employment with us without Cause or by Mr. Bailly for Good Reason (as such terms are defined in his stock unit award agreement), all earned but unvested stock unit awards shall become immediately vested, regardless of such cessation of employment. In the event we undergo a Change in Control (as defined in the stock unit award agreement evidencing the award) all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such Change in Control.

Other Practices, Policies & Guidelines

Stock Ownership Guidelines—we have adopted stock ownership guidelines for the named executive officers and independent directors. Under our stock ownership guidelines the Board has established a goal that (i) within five years after joining the Board, each non-employee director beneficially own shares of our stock valued at three times his or her annual base cash retainer fee, (ii) within five years after being appointed to his or her position, the Chief Executive Officer beneficially own shares of our stock valued at three times his or her base salary, and (iii) within five years after being appointed to his or her position, the other named executive officers beneficially shares of our stock valued at one times his or her base salary.

Claw-back Policy—we have adopted a policy that if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, within the meaning of Section 304 of the Sarbanes-Oxley Act of 2002, our Chief Executive Officer and Chief Financial Officer shall reimburse us for any incentive bonus, or other incentive award or any equity award or profit earned from the sale of our securities, during the twelve-month period in which the financial statements applied.

Employee, Officer and Director Hedging—our personnel are prohibited from engaging in any of the following activities with respect to our securities: (a) hedging or other similar arrangements with respect to our securities, including, without limitation, (i) short sales and (ii) buying or selling puts or calls (excluding options we have granted); and (b) holding our securities in a margin account or pledging our securities as collateral for a loan.

Deferred Compensation Plan—in 2006, we implemented the UFP Technologies Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, named executive officers and other key employees are eligible to defer up to 90% of base salary and 100% of bonus and/or commissions into the plan. Investments of the deferrals are directed by the participants and returns on the deferrals are determined accordingly. Employer contributions into the Deferred Compensation Plan are discretionary and determined by the Compensation Committee. No employer contributions were made in 2020.

Supplemental Disability Insurance—named executive officers receive long-term disability insurance coverage to supplement our group long-term disability plan. The objective is to provide named executive officers with sufficient coverage to replace a significant portion of their wages in the event of disability. We pay the premiums, which amounted to approximately $52,334 in the aggregate for all named executive officers in 2020.

Profit Sharing/401(k) Plan—all employees, including named executive officers, who meet certain criteria are eligible to participate in the UFP Technologies, Inc. 401(k) Plan (the “401(k) Plan”). We match employee deferrals at a discretionary rate, which was 50% of employee deferrals up to a maximum of 2% of an employee’s eligible wages in 2020. In addition, we may make an additional discretionary profit-sharing contribution which was approximately 1.0% of eligible wages in 2020. No employee deferrals are required to receive an allocated portion of the profit-sharing contribution.

Perquisites—we provide welfare benefits to our named executive officers with officer contributions consistent with contributions to other UFP employees. The Chief Executive Officer is also eligible for additional perquisites including club and marina fees, life insurance and company-paid tax preparation fees. These Chief Executive Officer perquisites are offered principally to facilitate the Chief Executive Officer’s role as our representative within the community, and to entertain customers.

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Policy on Equity-Based Award Timing and Pricing

Our Board of Directors adopted a policy whereby equity-based awards are only to be granted by majority vote of members of the Compensation Committee at a committee meeting. Our 2003 Incentive Plan establishes fair market value as the closing price on the date of grant of any equity security, including stock options, granted pursuant to such plan.

Stockholder Advisory Vote on Executive Compensation

In reviewing our 2020 compensation decisions and policies, we considered the results of our stockholders’ advisory vote to approve executive compensation, which was conducted at our 2020 annual meeting of stockholders last June. In the proxy statement provided to stockholders in connection with our 2020 annual meeting, our Board of Directors recommended that stockholders vote in favor of this proposal. The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the 2020 annual meeting was required for advisory approval of this proposal. Over 95% of such shares were voted to approve, on an advisory basis, our executive compensation. We considered this vote as supportive of our compensation decisions and policies.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Lucia Luce Quinn, Chair

Marc Kozin

Daniel C. Croteau

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EXECUTIVE COMPENSATION

The following tables present information regarding compensation of each of the named executive officers for services rendered in fiscals 2020, 2019 and 2018. A description of our compensation policies and practices as well as a description of the components of compensation payable to our named executive officers is included above.

SUMMARY COMPENSATION TABLE—2020, 2019, 2018

Name and Principal Position	Year	Salary($)(1)	Stock Awards($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
R. Jeffrey Bailly President, Chief Executive Officer	2020 2019 2018	$600,000 $580,000 $500,000	$633,370 $963,350 $692,800	$299,500 $699,782 $659,400	$132,510 $84,900 $91,528	$1,665,380 $2,328,032 $1,943,728
Ronald J. Lataille Senior Vice President, Treasurer, Secretary and Chief Financial Officer	2020 2019 2018	$360,000 $345,000 $290,000	$137,500 $238,500 $122,000	$85,500 $165,000 $147,000	$26,578 $23,422 $23,504	$609,578 $771,922 $582,504
Mitchell C. Rock Senior Vice President and General Manager of Medical	2020 2019 2018	$345,000 $330,000 $265,000	$137,500 $238,500 $122,000	$81,300 $159,000 $135,000	$26,023 $22,952 $23,050	$589,823 $750,452 $545,050
William David Smith* Senior Vice President of Operations	2020 2019 2018	$310,000 $305,000 $265,000	$0 $143,140 $122,000	$0 $136,000 $125,000	$23,519 $26,537 $26,393	$333,519 $610,677 $538,393
Christopher P. Litterio Senior Vice President of Human Resources and General Counsel	2020 2019 2018	$285,000 $275,000 $265,000	$75,000 $133,600 $102,188	$66,500 $123,000 $120,000	$22,018 $18,853 $17,298	$448,518 $550,453 $504,486
Daniel J. Shaw, Jr. Vice President, Research and Development	2020 2019 2018	$230,000 $220,000 $200,000	$37,500 $71,567 $73,221	$31,650 $88,000 $90,000	$21,623 $18,853 $19,049	$320,773 $398,420 $382,270

* Mr. Smith’s employment with us terminated during September 2020 and he was no longer one of our executive officers as of December 31, 2020. Mr. Smith is included in the proxy statement in accordance with Item 402(a)(3)(iv) of Regulation S-K.

(1)	On February 22, 2021, the Compensation Committee approved increases in the base salaries of Messrs. Bailly, Lataille, Rock, Litterio and Shaw to $615,000, $370,000, $355,000, $293,000 and $237,000, respectively, effective January 1, 2021.
(2)	The amounts included in the “Stock Awards” column represent the grant date fair value of stock unit awards granted to the named executive officers. Amounts shown do not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock awards are set forth under Note 1(l)—Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The grant date fair value is based upon the probable outcome of the performance conditions applicable to each award. Assuming the maximum share payout, which is earned when performance is at or above 115% of targeted Adjusted Operating Income, the grant date fair value of all stock awards granted in 2020 to each named executive officer would be as follows: for Mr. Bailly, $700,000; for Mr. Lataille, $275,000; for Mr. Rock, $275,000; for Mr. Litterio $150,000 and for Mr. Shaw, $75,000. In the case of Mr. Bailly, the amount also includes a grant of 8,645 shares of Common Stock issued on December 17, 2020 at the closing price of $46.27 on that date with a grant date fair value of $400,000.
(3)	Represents performance-based incentive bonuses earned in 2020, 2019 and 2018 that were paid in March 2021, 2020 and 2019, respectively.
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(4)	Represents our payments for (i) 2020, 2019 and 2018, respectively, of tax preparation fees and club and marina fees for Mr. Bailly (2020 club and marina fees of $27,515); (ii) company-paid life insurance premiums for Mr. Bailly in the amount of $77,160, $44,500 and $54,000 in each of 2020, 2019 and 2018, respectively and (iii) car allowances, supplemental disability premiums and 401(k) contributions for each of the named executive officers in 2020, 2019 and 2018.

Employment Contract

On October 8, 2007, we entered into an employment agreement with Mr. Bailly, our President and Chief Executive Officer and the Chairman of our Board of Directors. The employment agreement is terminable by either party at any time, as provided below. On March 2, 2011, the employment was amended. Pursuant to the terms of the amendment, effective January 1, 2012, Mr. Bailly’s annual salary increased from not less than $300,000 to not less than $350,000, and the Annual Stock Grant Award (as defined below) changed from 25,000 shares of our Common Stock to $300,000 worth of shares of our Common Stock. On February 18, 2013 the employment agreement was again amended to provide that effective January 1, 2013, Mr. Bailly’s annual salary increased from not less than $350,000 to not less than $450,000, and the Annual Stock Grant Award changed from $300,000 worth of shares of our Common Stock to $400,000 worth of shares of our Common Stock. The amendment also eliminated the income tax gross-up on the Annual Stock Grant Award contemplated by the original employment agreement.

As amended, the employment agreement provides that Mr. Bailly will receive a minimum annual salary of $450,000 and consideration for discretionary bonuses. Pursuant to the agreement, Mr. Bailly will receive an annual stock grant award (the “Annual Stock Grant Award”) each year entitling him to receive on or before December 31 (the “Issue Date”) of each year an aggregate of $400,000 worth of shares of our Common Stock, provided that Mr. Bailly remains employed with us through the Issue Date of each such year. Annual Stock Grant Awards are to be made under our 2003 Incentive Plan.

Mr. Bailly’s employment agreement prohibits him from competing with us for a period of eighteen months following the termination of his employment for any reason. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in our stock plans, fringe benefit plans and other employment benefits as may be generally available to our senior executives, as well as for the direct payment or reimbursement of tax preparation fees, a car allowance, certain dues and fees relating to club memberships and other fringe benefits.

Under the terms of his employment agreement, if (i) if we terminate Mr. Bailly’s employment without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of our Change in Control (as defined in the agreement), then we are required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines “average annual compensation” as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for us under the tax code’s golden parachute rules. The agreement also provides that in the event of (i) our Change in Control or (ii) our termination of Mr. Bailly’s employment without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly’s other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. If Mr. Bailly’s employment is terminated by us without Cause, or if Mr. Bailly terminates his employment with us for Good Reason, we will continue to pay Mr. Bailly’s health insurance for up to thirty-six months.

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Grants of Plan-Based Awards—2020

		Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock and Option Awards ($)(1)
R. Jeffrey Bailly(2)(3)	2/24/2020	4,685	9,369	14,053	—	—	—	$233,370
R. Jeffrey Bailly(4)	12/17/2020	—	—	—	8,645	—	—	$400,000
Ronald J. Lataille(2)(3)	2/24/2020	2,761	4,141	5,521	—	—	—	$137,500
Mitchell C. Rock(2)(3)	2/24/2020	2,761	4,141	5,521	—	—	—	$137,500
Christopher P. Litterio(2)(3)	2/24/2020	1,505	2,258	3,011	—	—	—	$75,000
Daniel J. Shaw, Jr.(2)(3)	2/24/2020	753	1,129	1,505	—	—	—	$37,500

(1)	Amount shown does not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock and stock options granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock awards and stock options are set forth under Note 1(l)—Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(2)	Reflects grants of stock unit awards to the named executive officers pursuant to our 2003 Incentive Plan. These stock unit awards are subject to a (i) time-based vesting requirement and (ii) our financial performance objectives, which are discussed in footnote 3 below and above under “Compensation Discussion and Analysis.” One-third of these awards vest on March 1, 2022, one-third of these awards vest on March 1, 2023 and one-third of these awards vest on March 1, 2024, provided that the recipient remains continuously employed by us through each such vesting date and the corresponding financial performance requirement is met. Recipients of the stock unit awards will have no rights as stockholders, including, without limitation, the right to vote or to receive dividends, until and to the extent such stock unit awards have vested and the issuance of the shares of Common Stock in respect of the stock unit awards has been appropriately evidenced. Except in the case of Mr. Bailly, any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with us. With respect to Mr. Bailly, in the event of a cessation of employment by us without Cause or by Mr. Bailly for Good Reason (as such terms are defined in his stock unit award agreement), all earned but unvested stock unit awards shall become immediately exercisable, regardless of such cessation of employment. In the event of our Change in Control (as defined in the stock unit award agreement evidencing the award) on or after January 1, 2021, all earned but unvested stock unit awards held by each of the named executive officers shall become fully vested immediately prior to the effective date of such change in control.
(3)	The “Threshold” stock unit awards are subject to time vesting only. The “Target” and “Maximum” stock unit awards are also subject to financial performance objectives, established by the Compensation Committee as the achievement of 100% and 115%, respectively, of our targeted Adjusted Operating Income for fiscal 2020 of $26,100,000. Based upon our achievement of $16,731,467 in actual Adjusted Operating Income for our 2020 fiscal year, the Compensation Committee determined that neither the Target goal nor the Maximum goal were achieved. Accordingly, each named executive officer earned the number of stock unit awards set forth next to his name in the “Threshold” column.
(4)	In accordance with the terms of Mr. Bailly’s employment agreement, these shares were granted to Mr. Bailly by the Compensation Committee on February 24, 2020 and issued on December 17, 2020, valued at $46.27 per share, the closing price of the Common Stock on the date of issuance. The grant was for a fixed dollar amount of $400,000, with the number of shares to be determined on the date of issuance based upon the closing price on that date.

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Outstanding Equity Awards at Fiscal 2020 Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
R. Jeffrey Bailly	—	—	—	—	31,756(4)	$1,479,830
Ronald J. Lataille	—	—	—	—	14,155(5)	$659,623
Mitchell C. Rock	—	—	—	—	14,155(5)	$659,623
Christopher P. Litterio	10,000(6)	—	$28.70	12/13/2022	8,335(7)	$388,411
Daniel J. Shaw, Jr.	—	—	—	—	5,419(8)	$252,525

(1)	Exercise prices for all options granted to the named executive officers represent the closing price of the Common Stock on the date of grant.
(2)	Represents unvested stock unit awards granted pursuant to our 2003 Incentive Plan.
(3)	The market value of the stock unit awards that have not vested is calculated using the closing price of the Common Stock at the end of our last completed fiscal year. Accordingly, this value was determined based on the closing price of the Common Stock as of December 31, 2020, which was $46.60.
(4)	Includes (i) 12,341 stock unit awards that vested on March 1, 2021, (ii) 10,593 stock unit awards that vest on March 1, 2022, (iii) 7,261 stock unit awards that vest on March 1, 2023 and (iv) 1,561 stock awards that vest on March 1, 2024.
(5)	Includes (i) 5,182 stock unit awards that vested on March 1, 2021, (ii) 4,720 stock unit awards that vest on March 1, 2022, (iii) 3,333 stock unit awards that vest on March 1, 2023 and (iv) 920 stock awards that vest on March 1, 2024.
(6)	Represents the amount of shares of common stock underlying unexercised stock options granted to him on December 13, 2017 that were exercisable as of December 31, 2020.
(7)	Includes (i) 2,741 stock unit awards that vested on March 1, 2021, (ii) 3,240 stock unit awards that vest on March 1, 2022, (iii) 1,853 stock unit awards that vest on March 1, 2023 and (iv) 501 stock awards that vest on March 1, 2024.
(8)	Includes (i) 2,385 stock unit awards that vested on March 1, 2021, (ii) 1,808 stock unit awards that vest on March 1, 2022, (iii) 975 stock unit awards that vest on March 1, 2023 and (iv) 251 stock awards that vest on March 1, 2024.

Option Exercises and Stock Vested—2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
R. Jeffrey Bailly	—	—	8,952	$447,510
Ronald J. Lataille	—	—	3,731	$186,513
Mitchell C. Rock	—	—	3,731	$186,513
William David Smith	—	—	3,731	$186,513
Christopher P. Litterio	—	—	1,389	$69,436
Daniel J. Shaw, Jr.	—	—	2,238	$111,878

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(1)	Value realized is calculated based on the difference between the closing price of our Common Stock on the date of exercise and the exercise price.
(2)	On March 2, 2020, previously issued stock unit awards covering 8,952, 3,731, 3,731, 3,731, 1,389 and 2,238 shares of our Common Stock vested in full for each of Messrs. Bailly, Lataille, Rock, Smith, Litterio and Shaw, respectively. The value realized upon the vesting of the stock unit awards is based upon the closing price of $49.99 on March 2, 2020.
(3)	Value realized is calculated based on the number of shares vested multiplied by the closing price of our Common Stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather, represents the gross value realized.

Nonqualified Deferred Compensation—2020

Name	Executive Contributions ($)(1)	Company Contributions ($)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2020 ($)(3)
R. Jeffrey Bailly	$50,000	—	$77,426	—	$464,102
Ronald J. Lataille	—	—	—	—	—
Mitchell C. Rock	—	—	$63,316	—	$819,497
William David Smith	$79,916	—	$24,583	—	$431,467
Christopher P. Litterio	—	—	—	—	—
Daniel J. Shaw, Jr.	—	—	—	—	—

(1)	Represents amounts contributed into the Deferred Compensation Plan by each named executive officer. Such amounts are included in the Summary Compensation Table in the “Salary” column for 2020.
(2)	These amounts are not included in the Summary Compensation table because plan earnings were not preferential or above market.
(3)	Aggregate balance consists of executive and company contributions and investment earnings.

See a description of the Deferred Compensation Plan above under “Compensation Discussion and Analysis—Other Practices, Policies & Guidelines.”

Potential Payments upon Termination or Change of Control and Severance Plans

Mr. Bailly may be entitled to payment upon his termination or upon our change of control. Under the terms of his employment agreement, if (i) we terminate Mr. Bailly’s employment without Cause (as defined in the agreement), (ii) Mr. Bailly terminates his employment with us for Good Reason (as defined in the agreement), or (iii) Mr. Bailly voluntarily terminates his employment within six months of a Change in Control (as defined in the agreement), then we are required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding such termination. The employment agreement defines “average annual compensation” as including aggregate base salary, the Annual Stock Grant Award, and bonus compensation earned in such years. However, any termination payment to Mr. Bailly shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for us under the tax code’s golden parachute rules. Accordingly, assuming the triggering event occurred on December 31, 2020, Mr. Bailly would have been entitled to receive a lump sum payment of $4,468,923. Additionally, if we terminate Mr. Bailly without Cause or if he terminates his employment for Good Reason, he is also entitled to extended health insurance benefits for a period of up to thirty-six months. Assuming a December 31, 2020 triggering date, Mr. Bailly would have been entitled to receive health insurance benefits valued at $27,209. The agreement also provides that in the event of (i) our Change in Control or (ii) our termination of Mr. Bailly’s employment without Cause, or by Mr. Bailly for Good Reason, then (x) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such Change in Control or such termination will be immediately issued to him and (y) any of Mr. Bailly’s other earned but unvested Stock Rights (as defined in the employment agreement) will immediately vest in full. Assuming a December 31, 2020 triggering date, Mr. Bailly would have been entitled to receive vested equity valued at $1,479,830 calculated based on the closing price of the Common Stock as of December 31, 2020, which was $46.60.

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In September 1993, we adopted a policy that all executive officers not otherwise a party to an employment agreement with us will receive a severance benefit should we terminate the employee’s employment other than for cause in connection with our change in control, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with us up to a maximum of 18 months. Accordingly, assuming termination on December 31, 2020, such named executive officers would have been entitled to the following payments:

Name	Severance Payment ($)
Ronald J. Lataille	$540,000
Mitchell C. Rock	$517,500
Christopher P. Litterio	$166,250
Daniel J. Shaw, Jr.	$345,000

CEO Pay Ratio

In accordance with rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Mr. Bailly, our President and CEO. We identified the median employee based on the year-to-date gross pay of our full-time, part-time, seasonal and temporary employees as of October 23, 2020. The only assumptions, adjustments, or estimates that we made to year-to-date gross pay was annualizing the gross pay for any full-time and part-time employees who were not employed at the beginning of 2020. We believe that this is a consistently applied compensation measure to identify the median employee. The adjusted gross pay for all employees, other than Mr. Bailly, were ranked highest to lowest in order to determine the median employee. For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K. The annual total compensation for the median employee selected in this analysis was $34,618. The annual total compensation for 2020 for Mr. Bailly was $1,665,380, as reported under the heading “Summary Compensation Table.” For 2020, the ratio of the median employee’s annual total compensation to Mr. Bailly’s annual total compensation was 48:1.

Director Compensation—2020

Our non-employee directors annually receive: (i) a retainer of $115,000, with a $45,000 cash component and a $70,000 equity component, payable 50% in the form of restricted stock unit awards (“RSU’s”) that vest on May 31 of the following year and 50% in the form of stock options that become exercisable on May 31 of the following year, (ii) an audit committee retainer of $9,000 in cash, with an additional $11,000 for the non-employee director serving as audit committee chair, (iii) a compensation committee retainer of $6,000 in cash, with an additional $9,000 for the non-employee director serving as compensation committee chair, (iv) reimbursement of expenses for each meeting physically attended, and (v) a lead independent director retainer of $15,000 for the individual serving in that position. There was no additional compensation paid for services to the nominating committee.

Under our stock ownership guidelines, the Board has established a goal that, within five years after joining the Board, each non-employee Board member beneficially own shares of our stock valued at three times his or her annual base cash retainer fee.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total ($)
Marc Kozin	66,000	35,000	35,000	136,000
Thomas Oberdorf	54,000	35,000	35,000	124,000
Robert W. Pierce, Jr.	54,000	35,000	35,000	124,000
Lucia Luce Quinn	60,000	35,000	35,000	130,000
Daniel C. Croteau	51,000	35,000	35,000	121,000
Cynthia L. Feldmann	65,000	35,000	35,000	135,000

(1)	On June 10, 2020 we granted to each continuing non-employee director who served on the Board at that date, free of any restrictions, 796 RSU’s with a value equal to approximately $35,000, calculated using the $43.95 closing price of the Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.
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(2)	On June 10, 2020 we granted to each continuing non-employee director who served on the Board at that date, 2,482 non-qualified stock options to acquire Common Stock. Each option is exercisable in its entirety on May 31, 2021 and has a ten-year life with an exercise price of $43.95, the closing price of our Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock options computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.
(3)	Messrs. Kozin, Oberdorf, Pierce and Croteau and Mses. Quinn and Feldmann had outstanding Option Awards at December 31, 2020 of 5,238, 21,471, 18,118, 13,200, 17,468 and 9,018, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

R. Jeffrey Bailly. In fiscal 2020, we paid Mr. Bailly’s brother compensation in the aggregate amount of approximately $165,485, which primarily consisted of salary and of benefits available to all employees, for services rendered to us in his capacity as Director, Corporate Estimating.

EQUITY COMPENSATION PLAN INFORMATION

The following table discloses the securities authorized for issuance under our stock incentive plans as of December 31, 2020.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	182,925	$30.22	860,814
Equity compensation plans not approved by security holders	—	—	—
Total	182,925	$30.22	860,814

(1)	Includes our 2003 Incentive Plan and 2009 Non-Employee Director Stock Incentive Plan.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation is provided as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended. We are seeking the approval by our stockholders of a non-binding advisory resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Officer and Director Compensation” and “Executive Compensation.” While this stockholders’ vote on executive compensation is only an advisory vote that is not binding on us or our Board of Directors, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully above under “Executive Officer and Director Compensation,” the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure as compared to companies of a similar size in the same or similar industries. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of our specified performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential annual cash compensation is tied to profitability targets. We also include performance-based restricted stock awards with a time-based vesting component as a significant element of prospective executive compensation so that the value of a portion of an executive’s compensation is dependent upon both company-wide performance measures and continued employment.

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We urge stockholders to read the Executive Officer and Director Compensation, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.

In light of the above, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Officer and Director Compensation are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our success. To that end, we will ask our stockholders to vote “FOR” the following resolution at the Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Executive Officer and Director Compensation section, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby APPROVED.

Principal Effects of Approval or Non-Approval of the Proposal

The approval of the compensation of the named executive officers, commonly known as a “say-on-pay” resolution, is non-binding on the Board of Directors. As stated above, although the vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

It is our current intention to provide stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2022 annual meeting of stockholders.

Vote Required

The non-binding approval of the compensation of the named executive officers by the stockholders requires the approval of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.

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PROPOSAL NO. 3
AMENDMENT AND RESTATEMENT OF THE COMPANY'S
2003 INCENTIVE PLAN

Effective June 4, 2003, we adopted the 2003 Equity Incentive Plan (as amended, the "Incentive Plan"). The Incentive Plan was amended on February 26, 2007, March 22, 2007, February 21, 2008, March 2, 2011, March 7, 2013, March 17, 2016 and March 14, 2018.

On March 16, 2021, the Board of Directors, subject to shareholder approval, amended and restated the Incentive Plan. The purpose of the proposed amendment and restatement is primarily to ratify the issuance of additional “incentive stock options” under the Incentive Plan, because under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), a plan under which incentive stock options are issued must be approved by the issuer’s stockholders at least once every ten years. The Incentive Plan was most recently ratified by our stockholders on March 2, 2011, so we will be unable to issue additional incentive stock options under the Incentive Plan if this proposal is not approved by the stockholders.

The Incentive Plan is also being amended to reflect changes in the deductibility of performance-based compensation that resulted from the Tax Cuts and Jobs Act of 2017 (the “TCJA”). These changes modify the provisions of the Incentive Plan that relate to the performance-based compensation exception under Section 162(m) of the Code that was eliminated by the TCJA.

If this proposal is not approved by the stockholders, the Incentive Plan will remain in effect until such time as the Board of Directors further amends or terminates the Incentive Plan or until all shares subject to the Incentive Plan shall have been purchased or acquired according to the plan’s provisions, but no additional incentive stock options will be granted thereunder.

The Incentive Plan is intended to benefit us by offering equity-based and other incentives to certain of our executives and employees, thereby encouraging their continued involvement with our businesses. The following is a summary description of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth as Appendix A to this Proxy Statement.

Description of the 2003 Incentive Plan

The Incentive Plan is administered by the Compensation Committee, or another committee consisting of not less than two directors appointed from time to time by the Board of Directors. Only independent directors may serve on the committee administering the Incentive Plan (hereinafter, the "Committee"). Subject to the express provisions of the Incentive Plan, the Committee has the authority to interpret and construe the Incentive Plan and to adopt rules and regulations for administering the Incentive Plan. Such powers of the Committee include, except as otherwise provided in the Incentive Plan, exclusive authority to select the employees or determine classes of employees to be granted awards under the Incentive Plan, to determine the aggregate amount, type, size, and terms of the awards to be made to eligible employees, and to determine the time when awards will be granted. The Committee shall take into account compliance with Section 409A of the Code (as defined below) in connection with any grant of an award under the Incentive Plan, to the extent applicable.

Our executives and other employees (including officers) who (i) are employed full time or part time by us or our subsidiaries on a salaried basis and (ii) are selected on the basis of such criteria as the Committee may determine, are eligible to participate in the Incentive Plan. Employees who participate in our other incentive or benefit plans or the plans of any of our subsidiaries may also participate in the Incentive Plan. As of April 1, 2021, five officers and approximately 887 of our other employees will be eligible to receive awards under the Incentive Plan.

Governance Developments

The Compensation Committee and/or the Board of Directors has taken the following steps to promote good corporate governance:

Awards may be granted in the form of any or a combination of the following:

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•	Stock Options—options entitling the recipient to acquire shares of Common Stock upon payment of the exercise price, which shall consist of options intended to qualify as incentive stock options under Section 422 of the Code and nonqualified stock options;

•	Stock Appreciation Rights ("SARs")—rights entitling the holder upon exercise to receive cash or Common Stock, as the Committee determines, equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Common Stock has appreciated in value since the date of the award;

•	Restricted Stock—an award of Common Stock subject to forfeiture if specified events are not satisfied;

•	Unrestricted Stock—an award of Common Stock not subject to any restrictions under the Incentive Plan;

•	Stock Unit Awards—awards payable in Common Stock that may, but are not required to, include awards subject to performance criteria;

•	Stock-Based Awards—awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Incentive Plan;

•	Cash Performance Awards—an award subject to performance criteria payable in cash;

•	Performance Awards—awards subject to performance criteria; or

•	Grants of cash, or loans, made in connection with other awards in order to help defray in whole or in part the economic cost (including tax cost) of the award to the participant.

Under the Incentive Plan, "performance criteria" means specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an award. For purposes of the Incentive Plan, a performance criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A performance criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. In the case of awards issued prior to November 2, 2017 that were intended to be eligible for the performance-based compensation exception under Section 162(m), the Incentive Plan and such award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception (the “Grandfathered Awards”).

Unless the Committee expressly provides otherwise, (A) an award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the award; and (B) if the award is exercised by any person other than the participant, the Committee may require satisfactory evidence that the person exercising the award has the right to do so. The Committee shall determine the exercise price of each Stock Option or SAR; provided, that each Stock Option or SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. Where the exercise of an award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

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The restrictions on Restricted Stock awards may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under the Incentive Plan, the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of an award of Restricted Stock, the lapse of restrictions on Restricted Stock may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by us and the participant. Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, we shall hold the share certificates for such Restricted Stock in escrow. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the participant. From the date a Restricted Stock award is effective, the participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the award, the restrictions imposed thereon (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the award prior to vesting, and, in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of the grant of a Stock Unit Award, vesting of the award may be contingent on achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by us and the participant. Upon a determination of satisfaction of the applicable performance-related conditions and satisfaction of the applicable continued service requirements (and not before such time), shares of Stock shall be issued to the participant pursuant to the award. The participant shall not have any rights of a shareholder with respect to such shares prior to such issuance.

The Committee shall have the authority in its discretion to grant to eligible participants Unrestricted Stock and other Stock-Based Awards and shall determine the terms and conditions, if any, of any other Stock-Based Awards made under the Incentive Plan. The Committee shall also have the authority in its discretion to grant to eligible participants awards not based on the Common Stock, including, without limitation, Cash Performance Awards, and other Performance Awards as deemed by the Committee to be consistent with the purposes of the Incentive Plan.

A maximum of 2,250,000 shares of Common Stock, subject to adjustments for stock splits, stock dividends, mergers, consolidations, and similar transactions as provided in the Incentive Plan, may be delivered in satisfaction of Stock- Based Awards under the Incentive Plan. Currently, 800,834 shares of Common Stock remain available for issuance under the Incentive Plan, subject to adjustments for stock splits, stock dividends, mergers, consolidations, and similar transactions as provided in the Incentive Plan.

The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an award. To the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the participant of the full number of shares to which the award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an award shall be deemed to constitute shares not delivered to the participant and shall be deemed to again be available for awards under the Incentive Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Incentive Plan or any other transaction occurs that would result in shares becoming so available, such shares shall not become available if and to the extent that it would constitute a material revision of the Incentive Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Common Stock is listed or the Nasdaq Stock Market, as applicable. Common Stock we deliver under the Incentive Plan may be authorized but unissued Common Stock or previously issued Common Stock we acquired and hold in treasury. No fractional shares of Common Stock will be delivered under the Incentive Plan.

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In the event of any change in our outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Incentive Plan, (ii) the maximum number, kind or value of any Incentive Plan awards which may be awarded or paid in general or to any one employee or to all employees in a fiscal year, (iii) the performance-based events or objectives applicable to any Incentive Plan awards, (iv) any other aspect or aspects of the Incentive Plan or outstanding awards made thereunder as specified by the Committee, or (v) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Incentive Plan.

Except as may otherwise be provided in an award agreement or a written employment agreement between the participant and us which has been approved by the Committee, upon certain fundamental corporate events described in the Incentive Plan, in lieu of providing the adjustment set forth above, the Committee may, in its discretion, cancel any or all vested and/or unvested awards as of the consummation of such corporate event, and provide that holders of awards so canceled will receive a payment in respect of cancellation of their awards based on the amount of the per share consideration being paid for the Common Stock in connection with such corporate event, less, in the case of Stock Options and other awards subject to exercise, the applicable exercise price, subject to and as set forth in the Incentive Plan.

The maximum number of shares of Common Stock subject to awards that may be granted to any person in any calendar year shall be 150,000. In addition, in no event shall the number of awards providing for the acquisition of shares of Common Stock for a consideration less than fair market value as of the date of grant or exercise of such awards granted to all participants in any fiscal year exceed 250,000. For this purpose, fair market value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Securities Exchange Act of 1934. Subject to these limitations, each person eligible to participate in the Incentive Plan shall be eligible in any year to receive awards covering up to the full number of shares of Common Stock then available for awards under the Incentive Plan.

No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award or other Performance Award (other than an award expressed in terms of shares of Common Stock or units representing Common Stock, which shall instead be subject to the limit set forth in the paragraph above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash or other Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year shall be subject in the aggregate to one $1,000,000 limit, and (B) multiple Cash or other Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year shall be subject in the aggregate to separate $1,000,000 limits.

The holder of an Incentive Plan award shall have no rights as a shareholder with respect thereto unless and until the date as of which shares of Common Stock shall have been issued in respect of such award.

Except as the Committee shall otherwise determine, no Incentive Plan award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her designated beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Incentive Plan award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

The Board may at any time terminate or from time to time amend or suspend the Incentive Plan in whole or in part in such respects as the Board may deem advisable in order that awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in our best interests; provided, however, that no amendment of the Incentive Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed.

The Board shall have the power to amend the Incentive Plan in any manner deemed necessary or advisable for the awards to continue to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934, to qualify as "performance-based" compensation under Section 162(m) of the Code (in the case of the Grandfathered Awards) or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding awards theretofore granted under the Incentive Plan notwithstanding any contrary provisions contained in any award agreement. With the consent of the participant affected, the Board may amend outstanding agreements evidencing Incentive Plan awards in a manner not inconsistent with the terms of the Incentive Plan. Unless required by law, no such action or amendment shall adversely affect any rights of participants or our obligations to participants with respect to any award theretofore made under the Incentive Plan without the consent of the affected participant. The Incentive Plan shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Incentive Plan at any time, until all shares subject to it shall have been purchased or acquired according to the Incentive Plan's provisions.

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Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the issuance of awards granted under the Incentive Plan is based upon the provisions of the Internal Revenue Code of 1986, as amended, as in effect on the date hereof (the "Code"), current regulations adopted and proposed thereunder, and existing administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). It is not intended to be a complete discussion of all of the Federal income tax consequences of the Incentive Plan or of all of the requirements that must be met in order to qualify for the described tax treatment. The Incentive Plan provides us with broad discretion to grant many different types of awards. The discussion below illustrates the Federal income tax consequences of only some of the types of awards we are permitted to make under the Incentive Plan. Depending on the type of award granted under the Incentive Plan, the Federal income tax consequences to us and recipients of awards could materially differ from the discussion below. In addition, because the tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances and the type of award granted, each recipient should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to each recipient. No information is provided in the discussion below about foreign, state or local tax laws.

Nonqualified Stock Options.

An option holder will not recognize any taxable income upon the grant of a nonqualified option under the Incentive Plan. Generally, an option holder recognizes ordinary taxable income at the time a nonqualified option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

However, if we impose restrictions on the shares that do not permit the recipient to transfer the shares to others and that require the recipient to return the shares us at less than fair market value (a "risk of forfeiture"), the date on which taxable income (if any) is recognized will be the date on which the stock becomes "freely transferable" or not subject to risk of forfeiture (the "Recognition Date"). In this circumstance, the option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price.

Despite this general rule, in the case of a risk of forfeiture, the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. The option holder's holding period for purposes of determining the appropriate capital gains rate applicable to a subsequent sale of the stock will also be impacted by a Section 83(b) election. In order to be effective, the Section 83(b) election must be filed with us and the Internal Revenue Service within 30 days of exercise.

We will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the ordinary taxable income recognized by the option holder, provided we report the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of Common Stock received upon exercise of a nonqualified option, he or she will recognize long-term or short-term capital gain or loss (depending upon the holding period), in an amount equal to the difference between (i) the sale price and (ii) the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the nonqualified option. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

An option holder who pays the exercise price for a nonqualified option, in whole or in part, by delivering shares of our Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

Any nonqualified options having an exercise price less than the fair market value of the Common Stock at the time such options are granted may be considered deferred compensation subject to Section 409A of the Code. Section 409A provides rules regarding the timing of deferred compensation payments. Independent of the tax treatment described above, a failure to meet the requirements of Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

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Incentive Stock Options.

An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" will be taxable as long-term capital gain. A "disqualifying disposition" means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized on the disposition over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

In addition to the tax consequences described above, the exercise of incentive stock options may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the incentive stock option exceeds the exercise price is included in the option holder's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an incentive stock option may be entitled to a tax credit against his or her regular tax liability in later years. Because of the many adjustments that apply to the computation of the alternative minimum tax, it is not possible to predict the application of such tax to any particular option holder. An option holder may owe alternative minimum tax even though he or she has not disposed of the shares or otherwise received any cash with which to pay the tax.

We will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, we will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable ordinary income recognized by the holder, provided we report the income on a Form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and filed with the IRS.

Stock Appreciation Rights.

A recipient of a SAR will not be considered to receive any income at the time a SAR is granted, nor will we be entitled to a deduction at that time. Upon the exercise of a SAR, the holder will have ordinary income equal to the cash received upon the exercise. At that time, we will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Section 409A of the Code imposes certain rules applicable to "non-qualified deferred compensation plans," which may include certain grants of SARs. If a non-qualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income.

Under the applicable Treasury Regulations, a SAR does not provide for a deferral of compensation under Section 409A, and therefore is not subject to the imposition of the resulting taxes and interest charges, if (i) the compensation payable under the SAR cannot be greater than the difference between the stock's fair market value on the date the SAR was granted and the stock's fair market value on the date the SAR is exercised with respect to a number of shares that was fixed no later than the date of grant, (ii) the SAR exercise price can never be less than the stock's fair market value on the date of grant, and (iii) the SAR does not include any feature for the deferral of compensation other than the deferral of the recognition of income until the date of exercise. In addition, a SAR with a fixed payment date generally complies with Section 409A.

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Restricted Stock and Performance Shares.

The recipient of restricted stock or performance shares will generally not recognize income at the time that shares subject to such restrictions are issued, unless a Section 83(b) election (described below) is made. Absent a Section 83(b) election, recipients of restricted shares will recognize income at the time the restrictions are removed from the shares. In such event, recipients will recognize ordinary income on the date the restrictions are removed in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares. The tax basis in the shares with respect to which restrictions are removed will be equal to the sum of the amount paid for such shares plus the amount of ordinary income recognized by the recipient. The holding period for such shares for purposes of determining whether any capital gain or loss is short term or long term will begin just after the restrictions are removed (absent a Section 83(b) election).

Recipients will generally recognize capital gain or loss on a sale or exchange of the shares. The gain or loss will equal the difference between (i) the proceeds received on the sale or exchange and (ii) the adjusted tax basis in the shares. The gain or loss recognized on a sale or exchange of the shares will be long-term capital gain or loss if the shares are held for more than one year. The deductibility of capital losses is subject to limitation.

If a recipient makes a Section 83(b) election with respect to the shares, the recipient will recognize ordinary compensation income at the time the shares are issued and not when the restrictions are removed from such shares. In such event, the tax basis in the shares would equal their fair market value on the date issued, and the holding period for the shares would begin just after such date. However, if property for which a Section 83(b) election is in effect is forfeited while substantially non-vested, such forfeiture shall be treated as a sale or exchange upon which there is realized a loss equal to the excess (if any) of: (1) the amount paid (if any) for such property, over, (2) the amount realized (if any) upon such forfeiture. The advisability of making a Section 83(b) election will depend on various factors and each recipient's individual circumstances. Recipients are urged to consult with his or her own tax advisors regarding whether, where and how to make a Section 83(b) election. Recipients who decide to do so must make a Section 83(b) election no later than the thirtieth day following the issuance of the shares and, once made, such election generally would be irrevocable by a recipient.

Any distributions that we make in respect of the vested shares (or shares subject to a valid Section 83(b) election) will be treated as dividends, taxable to recipients as ordinary income, to the extent paid out of our current or accumulated earnings and profits. If the distribution exceeds our current or accumulated earnings and profits, such excess will be treated first as a tax-free return of the recipient's investment, up to the recipient's basis in the shares. Any remaining excess will be treated as capital gain. Any distributions that we make in respect of substantially non-vested shares (i.e., shares subject to a risk of forfeiture and on which no valid Section 83(b) election has been made) will be compensation income to the recipient and not a dividend.

We will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to, and at the same time as, the ordinary income recognized by recipients. We will report the income on a Form W-2 or 1099, whichever is applicable, and will recognize a deduction in such amount.

Unrestricted Common Stock.

A person who receives an award of Common Stock generally will have taxable income at the time the shares are received (i) in an amount equal to the excess of the then fair market value of such shares over the purchase price (if any) paid for such shares, if the Common Stock is not subject to restrictions, or (ii) as described in the preceding paragraphs for restricted stock, if the shares are subject to restrictions. The tax treatment of a stock award that consists of other rights will depend on the provisions of the award. It may be immediately taxable if there are no restrictions on the receipt of the cash or other property that the stock award represents, or the tax consequences may be deferred if the receipt of cash or other property for the stock award is restricted, or subject to vesting or performance goals. In those situations in which a participant receives property subject to restrictions, the participant may wish to make a Section 83(b) election, as described above. At the time that the holder of the stock award has ordinary income, we will be entitled to a tax deduction equal to the amount of ordinary income realized by the holder.

Deductibility of Awards.

In general, Section 162(m) of the Code denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year per person paid to its “covered employees,” subject to certain exceptions. Prior to the adoption of the TCJA certain “performance based” compensation was exempted from the $1,000,000 deductibility limit, and we believe that the Grandfathered Awards qualify for the performance-based compensation exception to the deductibility limit.

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Equity compensation plan information is included in the chart on page 25 of this proxy statement.

Vote Required

The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Meeting and entitled to vote on the proposal to amend and restate the Incentive Plan is required to amend and restate the Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN.

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PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2021, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Grant Thornton for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will review our relationship with Grant Thornton and take such action as it deems appropriate, which may include continuing to retain Grant Thornton as our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the votes cast by the stockholders entitled to vote on this proposal at the Meeting is required to ratify the appointment of Grant Thornton. Abstentions will not be treated as votes cast for this purpose and will not affect the outcome of the vote. Please see Voting Procedure section below, with respect to broker non-votes on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.

Independent Registered Public Accounting Firm

The Audit Committee has appointed Grant Thornton LLP to be our independent registered public accounting firm and to audit our consolidated financial statements for the year ending December 31, 2021. We are advised that no member of Grant Thornton has any direct financial interest or material indirect financial interest in us or has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date. Grant Thornton also served as our independent registered public accounting firm during 2020 and 2019.

A representative of Grant Thornton is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

Audit Fees. We incurred an aggregate of approximately $494,143 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2020 and an aggregate of approximately $495,596 in fees for audit services from Grant Thornton in the fiscal year ended December 31, 2019. Audit fees include fees and expenses for professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during those years and fees for services related to our registration statements, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. We incurred no audit-related fees in the fiscal years ended December 31, 2020 and 2019 from Grant Thornton.

Tax Fees. We incurred no tax fees for the fiscal years ended December 31, 2020 and 2019, respectively, from Grant Thornton.

All Other Fees. We incurred no other fees for the fiscal years ended December 31, 2020 and 2019, respectively, from Grant Thornton.

The Audit Committee has considered whether the provision of non-audit services by Grant Thornton is compatible with maintaining Grant Thornton’s independence, and believes that the provision of such services is compatible.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Grant Thornton. These services may include audit services, audit-related services, tax services and other services.

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OTHER MATTERS

Voting Procedures

The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections we appoint. An automated system tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposals at the Meeting. However, if a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting, whether or not a quorum is present. Votes withheld, abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are disregarded for purposes of determining whether any of the proposals have been approved.

Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

One of the proposals before the Meeting is deemed a “routine” matter, namely the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2021 (Proposal No. 4), which means that, if your shares are held in street name, your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1), the non-binding advisory vote to approve executive compensation (Proposal No. 2) and the amendment and restatement of the Incentive Plan (Proposal No. 3) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur. Therefore, we urge you to give voting instructions to your bank, broker or nominee on all FOUR voting items.

The persons named as the proxies, R. Jeffrey Bailly, Christopher P. Litterio and Ronald J. Lataille, were selected by the Board of Directors. We do not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies below.

Other Proposed Action

The Board of Directors knows of no matters that may come before the Meeting other than those discussed above. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment and applicable laws and regulations.

Stockholder Communications

Stockholders may contact our Board of Directors by writing to them c/o Investor Relations, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950-3504. In general, any stockholder communication directed to the Board or a committee thereof will be delivered to the Board or the appropriate committee. However, we reserve the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.

Stockholder Proposals and Nominations for Director

We must receive stockholder proposals for inclusion in our proxy materials for the 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 no later than December 28, 2021. These proposals must also meet the other requirements of the rules of the SEC and our Bylaws.

Our Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our 2021 Annual Meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals and director nominations for our Annual Meeting of Stockholders in 2022 must be received by our Board of Directors, c/o Secretary, UFP Technologies, Inc., 100 Hale Street, Newburyport, Massachusetts 01950-3504, not later than March 11, 2022 and must not have been received earlier than February 9, 2022 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify us within this time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

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Pursuant to our Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; and (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that such stockholder is the holder of record, is entitled to vote, and intends to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Securities Exchange Act of 1934. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement we prepare. Compliance with our Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the annual meeting (other than matters properly brought in compliance with the rules of the Securities Exchange Act of 1934).

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of the Proxy Statement entitled “Report of the Audit Committee” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission, this Proxy Statement and the Proxy Card are available to stockholders without charge at our website, www.ufpt.com/investors/filings.html, and upon written request addressed to Investor Relations, UFP Technologies, Inc. at 100 Hale Street, Newburyport, Massachusetts 01950-3504.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

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Appendix A

UFP TECHNOLOGIES, INC.

2003 INCENTIVE PLAN

As Amended and Restated on March 16, 2021

1.       Statement of Purpose. The purpose of this 2003 Incentive Plan (hereinafter referred to as the “Plan”) is to benefit UFP TECHNOLOGIES, INC. (the “Company”) through the maintenance and development of its businesses by offering equity-based and other incentives to certain present and future executives and other employees who are in a position to contribute to the long-term success and growth of the Company, thereby encouraging the continuance of their involvement with the Company and/or its subsidiaries.

2.       Administration of the Plan.

(a)       Board or Committee Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the “Board”) or such other committee thereof consisting of such members (not less than two) of the Board as are appointed from time to time by the Board (the “Compensation Committee”), each of the members of which, at the time of any action under the Plan, shall be (i) a “non-employee director” as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act) and (ii) an “independent director” as then defined under the rules of the Nasdaq Stock Market (or meeting comparable requirements of any stock exchange on which the Company's Common Stock, $.01 par value (the “Common Stock”) may then be listed). Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. The Committee shall have all necessary powers to administer and interpret the Plan. Such powers of the Compensation Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted Awards under the Plan, to determine the aggregate amount, type, size, and terms of the Awards to be made to eligible employees, and to determine the time when Awards will be granted. The Compensation Committee may take into consideration recommendations from the appropriate officers of the Company with respect to making the foregoing determinations as to Plan Awards, administration, and interpretation. The Committee shall have full power and authority to adopt such rules, regulations, agreements and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.

(b)       Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c)       Section 409A. The Committee shall take into account compliance with Section 409A of the Internal Revenue Code in connection with any grant of an Award under the Plan, to the extent applicable.

3.       Eligibility. Participation in the Plan shall be limited to executives or other employees (including officers and directors who are also employees) of the Company and its Subsidiaries selected on the basis of such criteria as the Committee may determine. Employees who participate in other incentive or benefit plans of the Company or any Subsidiary may also participate in this Plan. As used herein, the term “employee” shall mean any person employed full time or part time by the Company or a Subsidiary on a salaried basis, and the term “employment” shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

4.       Rules Applicable to Awards.

(a) All Awards.

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(i)        Awards. Awards may be granted in the form of any or a combination of the following: Stock Options; SARs; Restricted Stock; Unrestricted Stock; Stock Unit Awards, other Stock Based Awards; Cash Performance Awards; other Performance Awards; or grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

(ii)        Terms of Awards. The Committee shall determine the terms of all Awards subject to the limitations provided herein.

(iii)        Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(iv)        Vesting, Etc. Without limiting the generality of Section 4(a)(ii), the Committee may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

(b) Awards Requiring Exercise.

(i) Time and Manner of Exercise. Unless the Committee expressly provides otherwise, (A) an Award requiring exercise by the holder will not be deemed to have been exercised until the Committee receives a written notice of exercise (in form acceptable to the Committee) signed by the appropriate person and accompanied by any payment required under the Award; and (B) if the Award is exercised by any person other than the Participant, the Committee may require satisfactory evidence that the person exercising the Award has the right to do so.

(ii) Exercise Price. The Committee shall determine the exercise price of each Stock Option or SAR; provided, however, that each Stock Option or SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. Except as provided in Section 6, in no event may any Stock Option or SAR previously granted under the Plan (i) be amended to decrease the exercise price or strike price thereof, as the case may be, (ii) be cancelled in conjunction with the grant of any new Stock Option or SAR with a lower exercise price or strike price, as the case may be, (iii) be amended to provide for a cash buyout of the Stock Option or SAR if such Stock Option or SAR is not “in the money,” (iv) be subject to a voluntary surrender and subsequent grant of “in the money” Stock Option or SAR (v) otherwise be subject to any action that would be treated under the NASDAQ rules as a “repricing” of such Stock Option or SAR unless such amendment, cancellation or action is approved by the Company’s shareholders.

(iii) Payment of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Committee may determine the required or permitted forms of payment.

(c) Awards Not Requiring Exercise.

(i). Restricted Stock. Restricted Stock awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber shares while such shares are subject to other restrictions imposed under this Section 4), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Stock in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of an award of Restricted Stock, the lapse of restrictions on Restricted Stock may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Restricted Stock awards shall be effective upon execution of the applicable Restricted Stock agreement by the Company and the Participant. Following a Restricted Stock award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Stock shall be held in escrow by the Company. Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Stock shall be issued or delivered to the Participant. From the date a Restricted Stock award is effective, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

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(ii). Stock Unit Awards. Stock Unit Awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock to be awarded pursuant to the Award, the restrictions imposed thereon (which may include, without limitation: restrictions on the right of the grantee to sell, assign, transfer or encumber the Award prior to vesting, and, in the discretion of the Committee, certain continued service requirements and terms under which the vesting of such Awards might be accelerated) and such other terms and conditions as the Committee in its discretion deems appropriate. If so determined by the Committee at the time of the grant of a Stock Unit Award, vesting of the Award may be contingent on achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee. Stock Unit Awards shall be effective upon execution of the applicable Stock Unit Award Agreement by the Company and the Participant. Upon a determination of satisfaction of the applicable performance-related conditions and satisfaction of the applicable continued service requirements, (and not before such time), shares of Stock shall be issued to the Participant pursuant to the Award. The Participant shall not have any rights of a shareholder of the Company with respect to such shares prior to such issuance.

(iii)        Unrestricted Stock and Other Stock-Based Awards. The Committee shall have the authority in its discretion to grant to eligible Participants Unrestricted Stock and other Stock-Based Awards. The Committee shall determine the terms and conditions, if any, of any Other Stock Based Awards made under the Plan.

(iv)       Non Stock – Based Awards. The Committee shall have the authority in its discretion to grant to eligible Participants Awards not based on the Stock, including, without limitation, Cash Performance Awards, and other Performance Awards as deemed by the Committee to be consistent with the purposes of the Plan.

5.       Limits on Awards under the Plan.

(a)       Number of Shares. A maximum of 2,250,000 shares of Common Stock, subject to adjustment as provided in Section 6, may be delivered in satisfaction of Stock-Based Awards under the Plan.

(b)       Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that, where shares are withheld or surrendered more than ten years after the date of the most recent stockholder approval of the Plan or any other transaction occurs that would result in shares becoming available under this Section 5(b), such shares shall not become available if and to the extent that it would constitute a material revision of the Plan subject to stockholder approval under then applicable rules of the national securities exchange on which the Stock is listed or the Nasdaq Stock Market, as applicable.

(c)       Type of Shares. Common Stock delivered by the Company under the Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company and held in treasury. No fractional shares of Common Stock will be delivered under the Plan.

(d)       Other Stock-Based Award Limits. The maximum number of shares of Common Stock subject to Awards that may be granted to any person in any calendar year shall be 150,000. In addition, in no event shall the number of Awards providing for the acquisition of shares of Common Stock for a consideration less than Fair Market Value as of the date of grant or exercise of such Awards granted to all Participants in any Fiscal Year exceed 250,000. For this purpose, Fair Market Value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Act. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Common Stock then available for Awards under the Plan.

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(e)       Other Award Limits. No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award or other Performance Award (other than an Award expressed in terms of shares of Common Stock or units representing Common Stock, which shall instead be subject to the limit set forth in Section 5(d) above). In applying the dollar limitation of the preceding sentence: (A) multiple Cash or other Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one $1,000,000 limit, and (B) multiple Cash or other Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to separate $1,000,000 limits.

6.       Adjustments for Recapitalizations, Mergers, Etc.

(a)       Dilution and Other Adjustments. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change (including a Corporate Event, as defined below), an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Awards and authorizations, in (i) the maximum number or kind of shares issuable or Awards which may be granted under the Plan, (ii) the maximum number, kind or value of any Plan Awards which may be awarded or paid in general or to any one employee or to all employees in a Fiscal Year, (iii) the performance-based events or objectives applicable to any Plan Awards, (iv) any other aspect or aspects of the Plan or outstanding Awards made thereunder as specified by the Committee, or (v) any combination of the foregoing. Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

(b)       Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement or a written employment agreement between the Participant and the Company which has been approved by the Committee, upon any Corporate Event, in lieu of providing the adjustment set forth in Section 6(a) above, the Committee may, in its discretion, cancel any or all vested and/or unvested Awards as of the consummation of such Corporate Event, and provide that holders of Awards so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of (i) Options shall only be entitled to consideration in respect of cancellation of such Awards if the per share consideration less the applicable exercise price is greater than zero, and (ii) Performance Awards shall only be entitled to consideration in respect of cancellation of such Awards to the extent that applicable performance criteria are achieved prior to or as a result of such Corporate Event, and shall not otherwise be entitled to payment in consideration of cancelled unvested Awards. Payments to holders pursuant to the preceding sentence shall be made in cash, or, in the sole discretion of the Committee, in such other consideration necessary for a holder of an Award to receive property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time.

7.       Miscellaneous Provisions.

(a)        The holder of a Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Common Stock shall have been issued in respect of such Award.

(b)        Except as the Committee shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Plan Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Plan Award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

(c)        All Awards granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable law) in addition to those provided for herein as the Committee shall approve.

(d)        No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company's Common Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

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(e)        The Company shall have the right to make such provision for the withholding of taxes as it deems necessary. In furtherance of the foregoing, the Company shall have the right to require, as a condition of the distribution of Awards in Common Stock, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any federal, state, or local taxes which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the Award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld. Notwithstanding the foregoing, the Committee may, in its discretion, in connection with the grant of any Award of Common Stock, authorize the Company to pay to Participant receiving the Award, a cash gross-up payment in an amount necessary to cover such federal, state or local taxes attributable to such Award and to such cash payment.

(f)        No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary, it being understood that all Company and Subsidiary employees who have or may receive Awards under this Plan are employed at the will of the Company or such Subsidiary and in accord with all statutory provisions.

(g)        The costs and expenses of administering this Plan shall be borne by the Company and not charged to any Award or to any employee or Participant receiving an Award.

(h)        In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

“Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Award” shall mean an award described in Section 4(a)(i).

“Business Combination” shall mean (i) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company.

“Cash Performance Award” shall mean a Performance Award payable in cash. The right of the Company to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.

“Change in Control” shall, unless otherwise provided in an Award agreement, or an employee’s effective negotiated employment, change in control, severance or similar arrangement, mean: (i) a Business Combination, unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock of the Company immediately before the consummation of such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns the Company or all or substantially all of the assets of the Company either directly or indirectly through one or more subsidiaries); and (B) no person or group (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of the Company or the corporation resulting from the Business Combination) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of the common stock of the corporation resulting from the Business Combination; (ii) individuals who, as of the date of grant of an Award hereunder constitute the Board of Directors of the Company (the “Incumbent Board”) thereafter cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided, however, that any individual's becoming a director after the date of grant of such Award whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though the individual were a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) any person (as defined in Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) shall become at any time or in any manner the beneficial owner of capital stock of the Company representing more than 50% of the voting power of the Company.

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“Corporate Event” means (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; or (iii) the reorganization or liquidation of the Company.

“Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve.

“Fair Market Value” of a share of Common Stock of the Company on any date shall mean the closing price of the Common Stock on the trading day coinciding with such date, or if not trading on such date, then the closing price as of the next following trading day. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate.

“Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 and regulations thereunder as amended from time to time. References to particular sections of the Internal Revenue Code shall include any successor provisions.

“ISO” shall mean an incentive stock option under Section 422 of the Internal Revenue Code.

“Participant” shall mean, as to any Award granted under this Plan and for so long as such Award is outstanding, the employee to whom such Award has been granted.

“Performance Award” shall mean an Award subject to Performance Criteria. To the extent any Performance Award that was issued prior to adoption of the Tax Cuts and Jobs Act of 2017 was intended to be eligible for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the Plan and such award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception.

“Performance Criteria” shall mean specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. Performance Criterion shall mean: (a) an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; comparisons with various stock market indices; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion, retention; customer satisfaction; employee satisfaction; economic value added; attainment of strategic and operational initiatives; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; year-end cash; operating efficiencies; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); implementation, completion or attainment of measurable objectives with respect to manufacturing, commercialization, products or projects, production, volume levels, acquisitions and divestitures, recruiting and maintaining personnel; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances;

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strategic partnerships or transactions; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing, or (b) a subjectively determinable measure of performance. A Performance Criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. In determining attainment of a performance goal (A) the Committee may exclude the impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company, the Subsidiaries or any applicable division, business segment or business unit after the goal is established, (3) restructuring activities, including, without limitation, plant closings, plant moves or consolidations, (4) disposal of a segment of a business, (5) discontinued operations, (6) unbudgeted capital expenditures, (7) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, and (8) any business interruption event; and (B) the Committee may determine after the start of a Performance Period to exclude such other items, each determined according to Generally Accepted Accounting Principles (to the extent applicable) as identified in the Company’s accounts, financial statements, notes thereto, or management discussion and analysis.

“Restricted Stock” shall mean an Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

“SARs” shall mean rights entitling the holder upon exercise to receive cash or Stock, as the Committee determines, equal to a function (determined by the Committee using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock” shall mean Common Stock of the Company, par value $.01 per share.

“Stock-based Awards” shall mean such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, and shall include, without limitation, all Stock Options, SARs, Restricted Stock, Stock Unit Awards and any Performance Awards consisting of any of the foregoing.

“Stock Options” shall mean options entitling the recipient to acquire shares of Stock upon payment of the exercise price and shall consist of ISO’s and non-statutory options.

“Stock Unit Awards” shall mean an award payable in shares of Stock. A Stock Unit Award may, but shall not be required to, include a Performance Award.

“Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization “affiliated “ with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or “under common control with”, the Company.

“Unrestricted Stock” shall mean an Award of Stock not subject to any restrictions under the Plan.

(i)        This Plan shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

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8.       Amendments and Termination; Requisite Shareholder Approval. The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed. The Board shall have the power to amend the Plan in any manner contemplated by Section 9 deemed necessary or advisable for Awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any Award agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any Award agreement relating thereto within such reasonable time as the Board shall specify in such request. With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan Awards in a manner not inconsistent with the terms of the Plan. Notwithstanding anything contained in this Section 8 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 8 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore made under the Plan without the consent of the affected Participant.

9.       Effective Date and Term of Plan. This Plan was adopted on April 8, 2003. The Plan was amended on February 26, 2007, March 22, 2007, February 21, 2008, March 2, 2011, March 7, 2013, March 17, 2016, March 14, 2018 and March 16, 2021. The Plan shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Plan at any time pursuant to Section 8 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan’s provisions, provided, however, that no ISO may be granted under the Plan after the tenth anniversary of the date upon which the Plan, as most recently amended and restated, has been ratified by the Company’s stockholders.

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UFP TECHNOLOGIES™

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/UFPT2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors:

Nominees

01) R. Jeffrey Bailly   02) Marc Kozin   03) Robert W. Pierce, Jr.   04) Daniel C. Croteau   05) Cynthia L. Feldmann

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000506582_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com .

UFP TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 9, 2021, 10:00 AM EDT

The undersigned hereby appoints R. Jeffrey Bailly, Ronald J. Lataille and Christopher P. Litterio, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2021 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/UFPT2021, on Wednesday, June 9, 2021 at 10:00 a.m. EDT, and at any adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Annual Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Annual Meeting. All previous proxies are hereby revoked.

This Proxy is solicited on behalf of the Board of Directors as listed herein. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted "FOR" all director nominees, "FOR" proposals 2, 3 and 4, and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting.

Continued and to be signed on reverse side

0000506582_2 R1.0.0.177